                                                                  Exhibit 4.2

                                                                  EXECUTION COPY



                          THE ST. PAUL COMPANIES, INC.

                                       and

                              JPMORGAN CHASE BANK,
                           as Purchase Contract Agent

                                -----------------

                           PURCHASE CONTRACT AGREEMENT

                                -----------------


                            Dated as of July 31, 2002

                                    ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

   Section 1.1        Definitions.................................................................................1
   Section 1.2        Compliance Certificates and Opinions.......................................................15
   Section 1.3        Form of Documents Delivered to Agent.......................................................16
   Section 1.4        Acts of Holders; Record Dates..............................................................16
   Section 1.5        Notices....................................................................................17
   Section 1.6        Notice to Holders; Waiver..................................................................18
   Section 1.7        Effect of Headings and Table of Contents...................................................18
   Section 1.8        Successors and Assigns.....................................................................18
   Section 1.9        Separability Clause........................................................................18
   Section 1.10       Benefits of Agreement......................................................................18
   Section 1.11       Governing Law..............................................................................19
   Section 1.12       Legal Holidays.............................................................................19
   Section 1.13       Counterparts...............................................................................20
   Section 1.14       Inspection of Agreement....................................................................20
   Section 1.15       Appointment of Financial Institution as Agent for the Company..............................20
   Section 1.16       No Waiver..................................................................................20

                                                     ARTICLE II

                                                 CERTIFICATE FORMS

   Section 2.1        Forms of Certificates Generally............................................................20
   Section 2.2        Form of Agent's Certificate of Authentication..............................................21

                                                    ARTICLE III

                                                   THE SECURITIES

   Section 3.1        Title and Terms; Denominations.............................................................21
   Section 3.2        Rights and Obligations Evidenced by the Certificates.......................................22
   Section 3.3        Execution, Authentication, Delivery and Dating.............................................22
   Section 3.4        Temporary Certificates.....................................................................23
   Section 3.5        Registration; Registration of Transfer and Exchange........................................23
   Section 3.6        Book-Entry Interests.......................................................................25
   Section 3.7        Notices to Holders.........................................................................25
   Section 3.8        Appointment of Successor Clearing Agency...................................................25
   Section 3.9        Definitive Certificates....................................................................25
   Section 3.10       Mutilated, Destroyed, Lost and Stolen Certificates.........................................26
   Section 3.11       Persons Deemed Owners......................................................................27
   Section 3.12       Cancellation...............................................................................27
   Section 3.13       Establishment of Treasury Units............................................................27
   Section 3.14       Reestablishment of Corporate Units.........................................................29
   Section 3.15       Transfer of Collateral upon Occurrence of Termination Event................................30
   Section 3.16       No Consent to Assumption...................................................................31

   Section 3.17       CUSIP Numbers..............................................................................31

                                                     ARTICLE IV

                       THE NOTES AND APPLICABLE OWNERSHIP INTEREST IN THE TREASURY PORTFOLIO

   Section 4.1        Interest and Other Payments; Rights to Payments Preserved; Rate Reset; Notice..............31
   Section 4.2        Notice and Voting..........................................................................33
   Section 4.3        Tax Event Redemption.......................................................................33
   Section 4.4        CUSIP Numbers..............................................................................33

                                                     ARTICLE V

                                               THE PURCHASE CONTRACTS

   Section 5.1        Purchase of Shares of Common Stock.........................................................34
   Section 5.2        Contract Adjustment Payments...............................................................35
   Section 5.3        Deferral of Payment Dates for Contract Adjustment Payments.................................40
   Section 5.4        Initial Remarketing and Secondary Remarketing..............................................41
   Section 5.5        Payment of Purchase Price, Cash Settlement, Final Remarketing..............................44
   Section 5.6        Issuance of Shares of Common Stock.........................................................47
   Section 5.7        Adjustment of Settlement Rate..............................................................48
   Section 5.8        Notice of Adjustments and Certain Other Events.............................................54
   Section 5.9        Termination Event; Notice..................................................................54
   Section 5.10       Early Settlement...........................................................................55
   Section 5.11       No Fractional Shares.......................................................................57
   Section 5.12       Charges and Taxes..........................................................................57

                                                     ARTICLE VI

                                                      REMEDIES

   Section 6.1        Unconditional Right of Holders to Purchase Common Stock....................................57
   Section 6.2        Restoration of Rights and Remedies.........................................................57
   Section 6.3        Rights and Remedies Cumulative.............................................................58
   Section 6.4        Delay or Omission Not Waiver...............................................................58
   Section 6.5        Undertaking for Costs......................................................................58
   Section 6.6        Waiver of Stay or Extension Laws...........................................................59

                                                    ARTICLE VII

                                                     THE AGENT

   Section 7.1        Certain Duties and Responsibilities........................................................59
   Section 7.2        Notice of Default..........................................................................60
   Section 7.3        Certain Rights of Agent....................................................................60
   Section 7.4        Not Responsible for Recitals or Issuance of Securities.....................................61
   Section 7.5        May Hold Securities........................................................................61
   Section 7.6        Money Held in Custody......................................................................61

   Section 7.7        Compensation and Reimbursement.............................................................61
   Section 7.8        Corporate Agent Required; Eligibility......................................................62
   Section 7.9        Resignation and Removal; Appointment of Successor..........................................62
   Section 7.10       Acceptance of Appointment by Successor.....................................................63
   Section 7.11       Merger, Conversion, Consolidation or Succession to Business................................64
   Section 7.12       Preservation of Information; Communications to Holders.....................................64
   Section 7.13       No Obligations of Agent....................................................................64
   Section 7.14       Tax Compliance.............................................................................64

                                                    ARTICLE VIII

                                              SUPPLEMENTAL AGREEMENTS

   Section 8.1        Supplemental Agreements Without Consent of Holders.........................................65
   Section 8.2        Supplemental Agreements with Consent of Holders............................................65
   Section 8.3        Execution of Supplemental Agreements.......................................................66
   Section 8.4        Effect of Supplemental Agreements..........................................................67
   Section 8.5        Reference to Supplemental Agreements.......................................................67

                                                     ARTICLE IX

                                     CONSOLIDATION, MERGER, SALE OR CONVEYANCE

   Section 9.1        Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under
                      Certain Conditions.........................................................................67
   Section 9.2        Rights and Duties of Successor Corporation.................................................67
   Section 9.3        Opinion of Counsel Given to Agent..........................................................68

                                                     ARTICLE X

                                                     COVENANTS

   Section 10.1       Performance Under Purchase Contracts.......................................................68
   Section 10.2       Maintenance of Office or Agency............................................................68
   Section 10.3       Company to Reserve Common Stock............................................................69
   Section 10.4       Covenants as to Common Stock, Dividends and Distributions..................................69
   Section 10.5       Tax Treatment..............................................................................69

                  PURCHASE CONTRACT AGREEMENT, dated as of July 31, 2002, between The St. Paul Companies, Inc., a Minnesota corporation (the "Company"), and JPMorgan Chase Bank, a New York banking corporation, acting as purchase contract agent for the Holders of Securities (as defined herein) from time to time (the "Agent").

                                    RECITALS

                  The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities.

                  All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                                   WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATIONS

                  Section 1.1       Definitions.

                  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and nouns and pronouns of the masculine gender include the feminine and neuter genders and of the neuter gender include the masculine and feminine genders;

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

                  (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (d) the following terms have the meanings given to them in this Section 1.1(d).

                           "Act" when used with respect to any Holder, has the
                  meaning specified in Section 1.4 hereof.

                           "Affiliate" has the same meaning as given to that
                  term in Rule 405 promulgated under the Securities Act or any successor rule thereunder.

                           "Agent" means the Person named as the "Agent" in the
                  first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

                           "Agreement" means this instrument as originally
                  executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                           "Applicable Market Value" has the meaning specified
                  in Section 5.1 hereof.

                           "Applicable Ownership Interest" means, with respect
                  to a Corporate Unit and the zero-coupon U.S. Treasury securities in the Treasury Portfolio, (i) a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount of a principal or interest strip in a U.S. Treasury security included in such Treasury Portfolio which matures on or prior to August 15, 2005 and (ii) for the scheduled interest payment date on the Notes that occurs on the Purchase Contract Settlement Date, in the case of a Successful Initial Remarketing or Successful Secondary Remarketing, or for each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, in the case of a Tax Event Redemption, a 0.065625% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury Portfolio that matures on or prior to that interest payment date.

                           "Applicable Principal Amount" means the aggregate
                  principal amount of the Notes which are components of Corporate Units on the Initial Remarketing Date or, upon a Failed Initial Remarketing, the Secondary Remarketing Date.

                           "Authorized Newspaper" means a daily newspaper, in
                  the English language, customarily published on each day that is a Business Day in The City of New York, whether or not published on days that are Legal Holidays, and of general circulation in The City of New York. The Authorized Newspaper for the purposes of the Reset Announcement Date is currently anticipated to be The Wall Street Journal.

                           "Bankruptcy Code" means Title 11 of the United States
                  Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

                           "Beneficial Owner" means, with respect to a
                  Book-Entry Interest, a Person who is the owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                           "Board of Directors" means the board of directors of
                  the Company or a duly authorized committee of that board.

                           "Board Resolution" means one or more resolutions of
                  the Board of Directors or a duly authorized committee thereof, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or a duly authorized committee thereof and to be in full force and effect on the date of such certification and delivered to the Agent.

                           "Book-Entry Interest" means a beneficial interest in
                  a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6 hereof.

                           "Business Day" means any day other than a Saturday, a
                  Sunday or any other day on which banking institutions in The City of New York (in the State of New York) are permitted or required by any applicable law to close.

                           "Cash Merger Date" has the meaning set forth in
                  Section 5.7(b)(2) hereof.

                           "Cash Merger Notice" has the meaning set forth in
                  Section 5.7(b)(2) hereof.

                           "Cash Settlement" has the meaning set forth in
                  Section 5.5(a)(i) hereof.

                           "Certificate" means a Corporate Unit Certificate or a
                  Treasury Unit Certificate.

                           "Clearing Agency" means an organization registered as
                  a "Clearing Agency" pursuant to Section l7A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

                           "Clearing Agency Participant" means a broker, dealer,
                  bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

                           "Closing Price" has the meaning specified in Section
                  5.1 hereof.

                           "Collateral" has the meaning specified in Section 2.1
                  of the Pledge Agreement.

                           "Collateral Account" has the meaning specified in
                  Article I of the Pledge Agreement.

                           "Collateral Agent" means BNY Midwest Trust Company,
                  as collateral agent under the Pledge Agreement until a successor collateral agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the collateral agent thereunder.

                           "Collateral Substitution" has the meaning specified
                  in Section 3.13 hereof.

                           "Common Equity Securities" means shares of a class of
                  stock of the Company that is not entitled to priority over any other class of stock of the Company in the payment of dividends or with respect to rights upon the liquidation, dissolution or winding up of the Company.

                           "Common Stock" means the common stock, no par value,
                  of the Company.

                           "Company" means the Person named as the "Company" in
                  the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor.

                           "Constituent Person" has the meaning specified in
                  Section 5.7(b).

                           "Contract Adjustment Payments" means the amount
                  payable by the Company in respect of each Purchase Contract constituting a part of a Corporate Unit or a Treasury Unit equal to 3.75% of the Stated Amount per year, in each case computed on the basis of a 360-day year of twelve 30-day months, plus any Deferred Contract Adjustment Payments accrued pursuant to Section 5.2 or 5.3 hereof. Contract Adjustment Payments will accrue from July 31, 2002 and will be payable quarterly in arrears on any Payment Date, commencing on November 16, 2002.

                           "Corporate Trust Office" means the principal
                  corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

                           "Corporate Units" means the collective rights and
                  obligations of a Holder of a Corporate Unit Certificate in respect of a Note or an appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract.

                           "Corporate Unit Certificate" means a certificate
                  evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

                           "Corporate Units Register" and "Corporate Units
                  Registrar" have the respective meanings specified in Section
                  3.5 hereof.

                           "Coupon Rate" means the percentage rate per year at
                  which each Note will bear interest initially.

                           "Current Market Price" has the meaning specified in
                  Section 5.7(a)(8) hereof.

                           "Custodial Agent" has the meaning specified in
                  Article I of the Pledge Agreement, which as described therein shall initially be the same Person as the Collateral Agent.

                           "Deferred Contract Adjustment Payments" has the
                  meaning specified in Section 5.3 hereof.

                           "Depositary" means, initially, DTC until another
                  Clearing Agency becomes its successor.

                           "DTC" means The Depository Trust Company, the initial
                  Clearing Agency.

                           "Early Settlement" has the meaning specified in
                  Section 5.10(a) hereof.

                           "Early Settlement Amount" has the meaning specified
                  in Section 5.10(a) hereof.

                           "Early Settlement Date" has the meaning specified in
                  Section 5.10(a) hereof.

                           "Early Settlement Rate" has the meaning specified in
                  Section 5.10(c) hereof.

                           "Exchange Act" means the Securities Exchange Act of
                  1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                           "Expiration Date" has the meaning specified in
                  Section 1.4 hereof.

                           "Expiration Time" has the meaning specified in
                  Section 5.7(a)(6) hereof.

                           "Failed Final Remarketing" has the meaning set forth
                  in Section 5.5(b).

                           "Failed Initial Remarketing" has the meaning
                  specified in Section 5.4(a) hereof.

                           "Final Remarketing" has the meaning set forth in
                  Section 5.5(b).

                           "Final Remarketing Date" has the meaning set forth in
                  Section 5.5(b).

                           "Failed Secondary Remarketing" has the meaning
                  specified in Section 5.4(b) hereof.

                           "Global Certificate" means a Certificate that
                  evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

                           "Global Note Certificate" means a certificate
                  evidencing the respective rights and obligations of Holders in respect of the aggregate principal amount of Notes specified on such certificate and which is registered in the name of a Clearing Agency or a nominee thereof.

                           "Holder," when used with respect to a Security, means
                  the Person in whose name the Security evidenced by a Corporate Unit Certificate and/or a Treasury Unit Certificate is registered in the related Corporate Units Register and/or Treasury Units Register, as the case may be.

                           "Indenture" means the Indenture, dated as of March
                  12, 2002, by and between the Company and the Indenture Trustee, as it may be amended or supplemented from time to time.

                           "Indenture Trustee" means JPMorgan Chase Bank, as
                  trustee under the Indenture, or any successor thereto.

                           "Initial Remarketing" has the meaning specified in
                  Section 5.4 hereof.

                           "Initial Remarketing Date" has the meaning specified
                  in Section 5.4 hereof.

                           "Issuer Order" or "Issuer Request" means a written
                  order or request signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, an Executive Vice President, or a Senior Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Agent.

                           "New York Office" shall have the meaning set forth in
                  Section 10.2 hereof.

                           "Notes" means the series of senior notes of the
                  Company designated the 5.25% senior notes due August 16, 2007, to be issued under the Indenture as of the date hereof.

                           "NYSE" has the meaning specified in Section 5.1
                  hereof.

                           "Officer's Certificate" means a certificate of the
                  Company signed on its behalf by the Chairman of the Board, its Chief Executive Officer, its President, an Executive Vice President, a Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Agent.

                           "Opinion of Counsel" means an opinion in writing
                  signed by legal counsel, who may be an employee of or counsel to the Company or an Affiliate and who shall be reasonably acceptable to the Agent.

                           "Outstanding Securities", with respect to the
                  Corporate Units or Treasury Units, means, as of the date of determination, all Corporate Units or Treasury Units, as the case may be, evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                                    (i) If a Termination Event has occurred, (A)
                           Treasury Units for which the Stated Amount of Treasury Securities has been theretofore deposited with the Agent in trust for the Holders of such Treasury Units and (B) Corporate Units for which the Stated Amount of the related Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, has been theretofore deposited with the Agent in trust for the Holders of such Corporate Units;

                                    (ii) Corporate Units or Treasury Units
                           evidenced by Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                                    (iii) Corporate Units or Treasury Units
                           evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Corporate Units or Treasury Units evidenced by such Certificate are valid obligations of the Company;

                  provided that in determining whether the Holders of the requisite number of the Corporate Units or Treasury Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Corporate Units or Treasury Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Corporate Units or Treasury Units which a Responsible Officer of the Agent actually knows to be so owned shall be so disregarded. Corporate Units or Treasury Units so owned which have been pledged in good faith may be regarded as Outstanding

                  Securities if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Corporate Units or Treasury Units and that the pledgee is not the Company or any Affiliate of the Company.

                           "Payment Date" means each February 16, May 16, August
                  16 and November 16, commencing November 16, 2002.

                           "Permitted Investments" has the meaning set forth in
                  Article I of the Pledge Agreement.

                           "Person" means a legal person, including any
                  individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

                           "Pledge" means the pledge under the Pledge Agreement
                  of the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and of the Treasury Securities, in each case constituting a part of the Securities.

                           "Pledge Agreement" means the Pledge Agreement, dated
                  as of July 31, 2002, by and among the Company, the Collateral Agent and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities, as the same may hereafter be amended in accordance with the terms thereof.

                           "Predecessor Certificate" means a Predecessor
                  Corporate Unit Certificate or a Predecessor Treasury Unit Certificate.

                           "Predecessor Corporate Unit Certificate" of any
                  particular Corporate Unit Certificate means every previous Corporate Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Unit Certificate authenticated and delivered under Section 3.10 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Unit Certificate.

                           "Predecessor Treasury Unit Certificate" of any
                  particular Treasury Unit Certificate means every previous Treasury Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Unit Certificate authenticated and delivered under Section 3.10 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Unit Certificate.

                           "Primary Treasury Dealer" means a primary U.S.
                  government securities dealer in The City of New York.

                           "Proceeds" has the meaning set forth in Article I of
                  the Pledge Agreement.

                           "Purchase Contract", when used with respect to any
                  Security, means the contract forming a part of such Security and obligating the Company to sell and the Holder of such Security to purchase Common Stock on the terms and subject to the conditions set forth in Article V hereof.

                           "Purchase Contract Settlement Date" means August 16,
                  2005.

                           "Purchase Contract Settlement Fund" has the meaning
                  specified in Section 5.6 hereof.

                           "Purchase Price" has the meaning specified in Section
                  5.1 hereof.

                           "Purchased Shares" has the meaning specified in
                  clause (6) of Section 5.7(a) hereof.

                           "Put Option" has the meaning set forth in Section
                  5.5(c) hereof.

                           "Put Option Settlement Date" has the meaning set
                  forth in Section 5.5(c) hereof.

                           "Quotation Agent" means (i) Merrill Lynch Government
                  Securities, Inc. and its respective successors or (ii) any other primary U.S. government securities dealer in The City of New York (in the State of New York) selected by the Company.

                           "Record Date" means:

                                    (i) for the distribution payable in respect
                           of the Notes on any Payment Date;

                                    (ii) for the distribution payable in respect
                           of the Applicable Ownership Interest in the Treasury Portfolio on any Payment Date; and

                                    (iii) for the Contract Adjustment Payment
                           payable on any Payment Date,

                  in each case, the first day of the month in which the relevant Payment Date occurs.

                           "Redemption Amount" means, for each Note, the product
                  of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the applicable Tax Event Redemption Principal Amount.

                           "Register" means the Corporate Units Register and the
                  Treasury Units Register.

                           "Registrar" means the Corporate Units Registrar and
                  the Treasury Units Registrar.

                           "Remarketing Agent" has the meaning specified in
                  Section 5.4 hereof.

                           "Remarketing Agreement" means the Remarketing
                  Agreement to be entered into by and among the Company, the Remarketing Agent and the Agent.

                           "Remarketing Fee" has the meaning specified in
                  Section 5.4 hereof.

                           "Remarketing Per Note Price" means the Treasury
                  Portfolio Purchase Price divided by the number of Notes held as components of Corporate Units and remarketed in the Initial Remarketing.

                           "Reorganization Event" has the meaning specified in
                  Section 5.7(b) hereof.

                           "Reset Agent" means a nationally recognized
                  investment banking firm chosen by the Company to determine the Reset Rate.

                           "Reset Announcement Date" means, in the case of the
                  Reset Rate to be determined on the Initial Remarketing Date, the tenth Business Day immediately preceding May 16, 2005, in the case of the Reset Rate to be determined on the Secondary Remarketing Date, the tenth Business Day immediately preceding July 1, 2005, and in the case of the Reset Rate to be determined on the Final Remarketing Date, the tenth Business Day immediately preceding the Purchase Contract Settlement Date.

                           "Reset Rate" means the interest rate per year (to be
                  determined by the Reset Agent in accordance with this Agreement), equal to the sum of (X) the Reset Spread and (Y) the rate of interest (1) in the case of the Reset Rate to be determined on the Initial Remarketing Date, on the Two and One-Quarter Year Benchmark Treasury in effect on the Initial Remarketing Date, (2) in the case of the Reset Rate to be determined on the Secondary Remarketing Date, on the Two and One-Eighth Year Benchmark Treasury in effect on the Secondary Remarketing Date or (3) in the case of the Reset Rate to be determined on the Final Remarketing Date, on the Two-Year Benchmark Treasury in effect on the Final Remarketing Date; provided that the Reset Rate shall not exceed the maximum rate permitted by applicable law.

                           "Reset Spread" means in the case of the Reset Rate to
                  be determined on the Initial Remarketing Date, the Secondary Remarketing Date or the Final Remarketing Date, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Applicable Principal Amount of Notes to have an aggregate market value of 100.5% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date or the Secondary Remarketing Date or of 100.5% of the aggregate principal amount of the Notes in the case of the Final Remarketing Date.

                           "Responsible Officer", when used with respect to the
                  Agent, means any officer of the Agent with primary responsibility for the administration of this Agreement and the Pledge Agreement.

                           "Secondary Remarketing" has the meaning specified in
                  Section 5.4(b) hereof.

                           "Secondary Remarketing Date" has the meaning
                  specified in Section 5.4(b) hereof.

                           "Securities Act" means the Securities Act of 1933 and
                  any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                           "Securities Intermediary" has the meaning specified
                  in Article I of the Pledge Agreement, which as described therein shall initially be the same Person as the Collateral Agent.

                           "Security" means a Corporate Unit or a Treasury Unit.

                           "Senior Indebtedness" means indebtedness of any kind
                  of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

                           "Separate Notes" means Notes that are no longer a
                  component of Corporate Units.

                           "Separate Notes Purchase Price" means the amount in
                  cash equal to the product of the Remarketing Per Note Price multiplied by the number of Separate Notes remarketed in the Initial Remarketing or the Secondary Remarketing.

                           "Settlement Rate" has the meaning specified in
                  Section 5.1 hereof.

                           "Stated Amount" means $50.

                           "Subsidiary" means (i) a corporation, a majority of
                  whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                           "Successful Final Remarketing" has the meaning
                  specified in Section 5.5(b) hereof.

                           "Successful Initial Remarketing" has the meaning
                  specified in Section 5.4(a) hereof.

                           "Successful Secondary Remarketing" has the meaning
                  specified in Section 5.4(b) hereof.

                           "Tax Event" means the receipt by the Company of an
                  opinion of a nationally recognized independent tax counsel experienced in such matters, to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on July 25, 2002, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after July 25, 2002, there is more than an insubstantial risk that interest or original issue discount on the Notes would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

                           "Tax Event Redemption" means, if a Tax Event shall
                  occur and be continuing, the redemption of the Notes, at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days' written notice.

                           "Tax Event Redemption Date" means the date upon which
                  a Tax Event Redemption is to occur.

                           "Tax Event Redemption Principal Amount" means,
                  either:

                           (a) if the Tax Event Redemption Date occurs:

                                    (i) prior to May 16, 2005;

                                    (ii) prior to July 1, 2005 (in the event of
                           a Failed Initial Remarketing but a Successful Secondary Remarketing); or

                                    (iii) prior to the Purchase Contract
                           Settlement Date (in the event of a Failed Secondary Remarketing),

                  the aggregate principal amount of the Notes which are components of Corporate Units on the Tax Event Redemption Date; or

                           (b) if the Tax Event Redemption Date occurs:

                                    (i) on or after May 16, 2005 (in the event
                           of a Successful Initial Remarketing);

                                    (ii) on or after July 1, 2005 (in the event
                           of a Successful Secondary Remarketing); or

                                    (iii) on or after the Purchase Contract
                           Settlement Date,

                  the aggregate principal amount of the Notes outstanding on the Tax Event Redemption Date.

                           "Termination Date" means the date, if any, on which a
                  Termination Event occurs.

                           "Termination Event" means the occurrence of any of
                  the following events: (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company under the Bankruptcy Code or any other similar applicable federal or state law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days, or (iii) at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

                           "Threshold Appreciation Price" has the meaning
                  specified in Section 5.1 hereof.

                           "TIA" means the Trust Indenture Act of 1939 and any
                  statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                           "Trading Day" has the meaning specified in Section
                  5.1 hereof.

                           "Treasury Portfolio" means:

                           (1) in connection with the Initial Remarketing or
                  Secondary Remarketing, a portfolio of zero-coupon U.S. Treasury securities consisting of (x) principal or interest strips of U.S. Treasury securities that mature on or prior to August 15, 2005 in an aggregate amount equal to the Applicable Principal Amount and (y) with respect to the scheduled interest payment date on the Notes that occurs on the Purchase Contract Settlement Date, principal or interest strips of U.S. Treasury securities that mature on or prior to August 15, 2005 in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Notes on August 16, 2005 if the applicable Coupon Rate on the Notes were not reset to the Reset Rate as described in Section
                  4.1 hereof; and

                           (2) in connection with a Tax Event Redemption,
                  either:

                           (a)      if the Tax Event Redemption Date occurs:

                                    (i) prior to May 16, 2005;

                                    (ii) prior to July 1, 2005 (in the event of
                           a Failed Initial Remarketing but a Successful Secondary Remarketing); or

                                    (iii) prior to the Purchase Contract
                           Settlement Date (in the event of a Failed Secondary Remarketing), a portfolio of zero-coupon U.S. Treasury securities consisting of (x) principal or interest strips of U.S. Treasury securities which mature on or prior to August 15, 2005 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (y) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, principal or interest strips of U.S. Treasury securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date; or

                           (b)      if the Tax Event Redemption Date occurs:

                                    (i) on or after May 16, 2005 (in the event
                           of a Successful Initial Remarketing);

                                    (ii) on or after July 1, 2005 (in the event
                           of a Successful Secondary Remarketing); or

                                    (iii) on or after the Purchase Contract
                           Settlement Date,

                  a portfolio of zero-coupon U.S. Treasury securities consisting of (x) principal or interest strips of U.S. Treasury securities which mature on or prior to August 15, 2007 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (y) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury Securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date.

                           "Treasury Portfolio Purchase Price" means:

                           (a) in the case of a Tax Event Redemption, the lowest
                  aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date; or

                           (b) in the case of the Initial Remarketing, the
                  lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent on the Initial Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on May 16, 2005; or

                           (c) in the case of the Secondary Remarketing, the
                  lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent on the Secondary Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on July 1, 2005.

                           "Treasury Security" means zero-coupon U.S. Treasury
                  securities (CUSIP Number 912803AG8), which are the principal strip of the U.S. Treasury securities that are scheduled to mature on August 15, 2005.

                           "Treasury Units" means the collective rights and
                  obligations of a Holder of a Treasury Unit Certificate in respect of the Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

                           "Treasury Unit Certificate" means a certificate
                  evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

                           "Treasury Units Register" and "Treasury Units
                  Registrar" have the respective meanings specified in Section
                  3.5 hereof.

                           "Two-Year Benchmark Treasury" means direct
                  obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Final Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Final Remarketing Date of three leading United States government securities dealers selected by the Reset Agent after consultation with the Company (which may include the Reset Agent or an Affiliate thereof).

                           "Two and One-Eighth Year Benchmark Treasury" means
                  direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two and One-Eighth Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Secondary Remarketing Date in the Telerate system (or if the Telerate system is (a) no longer available on the Secondary Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Company), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such rate is not so displayed, the rate for the Two and One-Eighth Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two and One-Eighth Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Secondary Remarketing Date of three leading United States government securities dealers selected by the Reset Agent after consultation with the Company (which may include the Reset Agent or an Affiliate thereof).

                           "Two and One-Quarter Year Benchmark Treasury" means
                  direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two and One-Quarter Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Initial Remarketing Date in the Telerate system (or if the Telerate system is (a) no longer available on the Initial Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such rate is not so displayed, the rate for the Two and One-Quarter Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two and One-Quarter Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Initial Remarketing Date of three leading United States government securities dealers selected by the Reset Agent after consultation with the Company (which may include the Reset Agent or an Affiliate thereof).

                           "Underwriting Agreement" means the Underwriting
                  Agreement dated July 25, 2002 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as underwriters therein.

                  Section 1.2       Compliance Certificates and Opinions.

                  Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if reasonably requested by the Agent, an Opinion of Counsel addressed to the Agent stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such Person, he or she or it has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.


                  Section 1.3       Form of Documents Delivered to Agent.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Company knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Company stating that the information with respect to such factual matters is in the possession of the Company unless the Person giving such certificate or Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

                  Section 1.4       Acts of Holders; Record Dates.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1 hereof) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section 1.4.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

                  (c) The ownership of Securities shall be proved by the Corporate Units Register or the Treasury Units Register, as the case may be.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the outstanding Corporate Units and the outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 1.6 hereof.

                  With respect to any record date set pursuant to this Section 1.4, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.6 hereof, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

                  Section 1.5       Notices.

                  Any request, demand, authorization, direction, instruction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

                  (1) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile) and personally delivered or mailed, first-class postage prepaid, to the Agent at JPMorgan Chase Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention:
         Institutional Trust Services, Facsimile: (212) 946-8154, or at any other address previously furnished in writing by the Agent to the Holders and the Company; or

                  (2) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at The St. Paul Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102 Attention: Bruce A.

         Backberg, Esq., Facsimile: (651) 310-8204 or at any other address previously furnished in writing to the Agent by the Company; or

                  (3) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Collateral Agent at BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602
         Attention: Daniel G. Donovan, or at any other address previously furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

                  (4) the Indenture Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Indenture Trustee at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Institutional Trust Services, Facsimile: (212) 946-8154, or at any other address previously furnished in writing by the Indenture Trustee to the Company.

                  Section 1.6       Notice to Holders; Waiver.

                  Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

                  Section 1.7       Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 1.8       Successors and Assigns.

                  All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 1.9       Separability Clause.

                  In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, then, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

                  Section 1.10      Benefits of Agreement.

                  Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the applicable terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

                  Section 1.11      Governing Law.

                  THIS AGREEMENT AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 1.12      Legal Holidays.

                  In any case where any Purchase Contract Settlement Date or any Early Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement, the Corporate Unit Certificates or the Treasury Unit Certificates), the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the Purchase Contract Settlement Date or Early Settlement Date, as applicable.

                  In any case where the Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement, the Corporate Unit Certificates or the Treasury Unit Certificates), the Contract Adjustment Payment shall not be made on such date, but shall be made on the immediately following Business Day with the same force and effect as if made on the Payment Date, provided that no interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Payment Date unless there shall be a default in the payment due on such next succeeding Business Day.

                  Section 1.13      Counterparts.

                  This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 1.14      Inspection of Agreement.

                  A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

                  Section 1.15 Appointment of Financial Institution as Agent for the Company.

                  The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.5 hereof. Any such appointment shall not relieve the Company in any way from its obligation hereunder.

                  Section 1.16      No Waiver.

                  No failure on the part of the Company, the Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any further exercise thereof or the exercise of any right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                                   ARTICLE II

                                CERTIFICATE FORMS

                  Section 2.1       Forms of Certificates Generally.

                  The Corporate Unit Certificates (including the form of Purchase Contract forming part of the Corporate Units evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Corporate Unit Certificates, as evidenced by their execution of the Corporate Unit Certificates.

                  The definitive Corporate Unit Certificates may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the

Company executing such Corporate Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                  The Treasury Unit Certificates (including the form of Purchase Contract forming part of the Treasury Units evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Treasury Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Treasury Unit Certificates, as evidenced by their execution of the Treasury Unit Certificates.

                  The definitive Treasury Unit Certificates may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Treasury Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                  Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

                  THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

                  Section 2.2 Form of Agent's Certificate of Authentication.

                  The form of the Agent's certificate of authentication of the Corporate Units shall be in substantially the form set forth on the form of the Corporate Unit Certificates.

                  The form of the Agent's certificate of authentication of the Treasury Units shall be in substantially the form set forth on the form of the Treasury Unit Certificates.

                                   ARTICLE III

                                 THE SECURITIES

                  Section 3.1       Title and Terms; Denominations.

                  The aggregate number of Corporate Units and Treasury Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 8,855,000, except for Certificates authenticated, executed and delivered upon registration of, transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.9, 3.10, 3.13, 3.14, 5.7(b)(2), 5.10 or 8.5 hereof.

                  The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

                  Section 3.2 Rights and Obligations Evidenced by the Certificates.

                  Each Corporate Unit Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing the ownership by the Holder thereof of a beneficial interest in a Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject to the Pledge of such Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit shall pledge, pursuant to the Pledge Agreement, the Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forming a part of such Corporate Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the shares of Common Stock.

                  Each Treasury Unit Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing the ownership by the Holder thereof of a 1/20, or 5%, undivided beneficial ownership interest in a Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit shall pledge, pursuant to the Pledge Agreement, the Treasury Security to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Treasury Security, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the Common Stock of the Company.

                  Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contract shall not entitle the Holder of a Security to any rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

                  Section 3.3 Execution, Authentication, Delivery and Dating.

                  Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

                  The Certificates shall be executed on behalf of the Company by
(i) any one of its Chairman of the Board, its Chief Executive Officer, its President, an Executive Vice President or a Senior Vice President and (ii) any one of its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Certificates may be manual or facsimile.

                  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                  No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

                  Each Certificate shall be dated the date of its authentication.

                  No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

                  Section 3.4       Temporary Certificates.

                  Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

                  If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office or the New York Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Corporate Units or Treasury Units, as the case may be, evidenced thereby as definitive Certificates.

                  Section 3.5 Registration; Registration of Transfer and
Exchange.

                  The Agent shall keep at the Corporate Trust Office a register (the "Corporate Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Corporate Unit Certificates and of transfers of Corporate Unit Certificates (the Agent, in such capacity, the "Corporate Units Registrar") and a register (the "Treasury Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Treasury Unit Certificates and of transfers of Treasury Unit Certificates (the Agent, in such capacity, the "Treasury Units Registrar").

                  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or the New York Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

                  At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office or the New York Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates that the Holder making the exchange is entitled to receive.

                  All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

                  Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.4, 3.6, 3.9 and 8.5 hereof not involving any transfer.

                  Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver, any Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section 3.5 and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver (or request the Company to deliver) the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate (together with any cash or other property to which the Holder is entitled), or (ii) if a Termination Event shall have occurred prior to the Purchase

Contract Settlement Date, transfer the Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V hereof.

                  Notwithstanding anything in this Agreement to the contrary, no transfer by any Holder to any Person other than the Company of any Corporate Unit, Treasury Unit or Note may be made or will be recognized unless such instrument has been surrendered and accepted for registration of transfer in accordance with the provisions of this Section 3.5, or unless such transfer is effectuated through the book-entry system described in Section 3.6 hereof.

                  Section 3.6       Book-Entry Interests.

                  The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary by, or on behalf of, the Company. Such Global Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.9 hereof. The Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9 hereof:

                  (a) the provisions of this Section 3.6 hereof shall be in full force and effect;

                  (b) the Company and the Agent shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

                  (c) to the extent that the provisions of this Section 3.6 hereof conflict with any other provisions of this Agreement, the provisions of this Section 3.6 hereof shall control; and

                  (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book entry transfers among Clearing Agency Participants.

                  Section 3.7       Notices to Holders.

                  Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

                  Section 3.8       Appointment of Successor Clearing Agency.

                  If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Securities.

                  Section 3.9       Definitive Certificates.

                  If (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to
Section 3.8 hereof or (ii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts, or the Indenture, then upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Securities by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency.

                  Section 3.10 Mutilated, Destroyed, Lost and Stolen
Certificates.

                  If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section 3.10 and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver (or request the Company to deliver) the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate (together with any cash or other property to which the Holder is entitled), or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of
Article V hereof.

                  Upon the issuance of any new Certificate under this Section 3.10, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Agent) connected therewith.

                  Every new Certificate issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

                  The provisions of this Section 3.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  Section 3.11      Persons Deemed Owners.

                  Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered as the owner of the Corporate Units or Treasury Units evidenced thereby, for the purpose of (subject to any applicable Record Date) receiving interest on the Notes or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments (if any), for the performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any interest on the Notes shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

                  Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate. None of the Company, the Agent nor any agent of the Company or the Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  Section 3.12      Cancellation.

                  All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date, upon the transfer of Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of a transfer or exchange of a Security, or a Collateral Substitution or the reestablishment of a Corporate Unit or Treasury Unit shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.12, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall be disposed of by the Agent in its customary manner.

                  If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent cancelled or for cancellation.

                  Section 3.13      Establishment of Treasury Units.

                  Subject to the conditions set forth in this Agreement, a Holder may separate the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as applicable, from the related Purchase Contracts in respect of a Corporate Unit by substituting for such Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, Treasury Securities in an aggregate principal amount of such Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as applicable (a "Collateral Substitution"), at any time from and after the date of this Agreement and prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date in the case of the Notes and on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of the appropriate Applicable Ownership Interest in the Treasury Portfolio, in each case by (a) depositing with the Collateral Agent Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the Notes comprising part of such Corporate Units or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio comprising part of such Corporate Unit, as the case may be, and (b) transferring the related Corporate Units to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such Corporate Units, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Notwithstanding the foregoing, a Holder may not separate the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as applicable, from the related Purchase Contracts in respect of the Corporate Units held by such Holder during the period commencing on the fourth Business Day immediately prior to the Initial Remarketing Date (and, upon a Failed Initial Remarketing, prior to the Secondary Remarketing Date) and ending on the fourth Business Day following the Initial Remarketing Date (and, upon a Failed Initial Remarketing, following the Secondary Remarketing Date). Upon receipt of the Treasury Securities described in clause (a) above and the instruction described in clause (b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, having the appropriate aggregate principal amount in the case of such Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                           (i) cancel the related Corporate Units;

                           (ii) transfer the Notes or the appropriate Applicable
                  Ownership Interest in the Treasury Portfolio, as the case may be, to the Holder; and

                           (iii) authenticate, execute on behalf of such Holder
                  and deliver a Treasury Unit Certificate executed by the Company in accordance with Section 3.3 hereof evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.

                  Holders who elect to separate the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from the related Purchase Contract and to substitute Treasury Securities for such Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                  Holders may make Collateral Substitutions (i) only in integral multiples of 20 Corporate Units if Treasury Securities are being substituted for the Notes, or (ii) only in integral multiples of 32,000 Corporate Units if Treasury Securities are being substituted for the appropriate Applicable Ownership Interest in the Treasury Portfolio.

                  In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver a Corporate Unit Certificate(s) to the Agent after depositing Treasury Securities with the Collateral Agent, the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, constituting a part of such Corporate Units, and any interest on such Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Unit Certificate is so delivered, as the case may be, or, with respect to a Corporate Unit Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Corporate Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

                  Except as described in this Section 3.13, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and Purchase Contract comprising such Corporate Unit may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

                  Section 3.14      Reestablishment of Corporate Units.

                  Subject to the conditions set forth in this Agreement, a Holder of a Treasury Unit may recreate Corporate Units at any time (i) prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has not occurred, and (ii) on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred and an Applicable Ownership Interest in the Treasury Portfolio has become a component of the Corporate Units, in each case by (a) depositing with the Collateral Agent Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, having an aggregate principal amount in the case of the Notes, or an appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, equal to the aggregate principal amount of the Treasury Securities comprising part of the Treasury Units and (b) transferring the related Treasury Units to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Units, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Notwithstanding the foregoing, a Holder may not reestablish Corporate Units during the period commencing on the fourth Business Day immediately prior the Initial Remarketing Date (and, upon a Failed Initial Remarketing, prior to the Secondary Remarketing Date) and ending on the fourth Business Day following the Initial Remarketing Date (and, upon a Failed Initial Remarketing, following the Secondary Remarketing Date). Upon receipt of the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, described in clause (a) above and the instruction described in clause (b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, the Treasury Securities having a corresponding aggregate principal amount from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                           (i) cancel the related Treasury Units;

                           (ii) transfer the Treasury Securities to the Holder;
                  and

                           (iii) authenticate, execute on behalf of such Holder
                  and deliver a Corporate Unit Certificate executed by the Company in accordance with Section 3.3 hereof evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

                  Holders who elect to reestablish Corporate Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the reestablishment and the Company shall not be responsible for any such fees.

                  Holders of Treasury Units may reestablish Corporate Units in integral multiples of 20 Treasury Units for the same multiple of 20 Corporate Units if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has not occurred, and in integral multiples of 32,000 Treasury Units for 32,000 Corporate Units if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred.

                  In the event a Holder re-establishing Corporate Units pursuant to this Section 3.14 fails to effect a book-entry transfer of the Treasury Units or fails to deliver a Treasury Unit Certificate(s) to the Agent after depositing Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, with the Collateral Agent, the Treasury Securities constituting a part of such Treasury Units shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Treasury Units are so transferred or the Treasury Unit Certificate is so delivered, as the case may be, or, with respect to a Treasury Unit Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Treasury Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

                  Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

                  Section 3.15 Transfer of Collateral upon Occurrence of Termination Event.

                  Upon the occurrence of a Termination Event and the transfer to the Agent of the Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Corporate Units and the Treasury Units pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Corporate Units Register or the Treasury Units Register, as the case may be. Upon book-entry transfer of the Corporate Units or Treasury Units or delivery of a Corporate Unit Certificate or a Treasury Unit Certificate to the Agent with such transfer instructions, the Agent shall transfer the Notes, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions; provided that, to the extent that a Holder of Corporate Units or Treasury Units would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's instructions. In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, and any distributions thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units or Treasury Units are transferred or the Corporate Unit Certificate or Treasury Unit Certificate is surrendered or such Holder provides satisfactory evidence that such Corporate Unit Certificate or Treasury Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

                  Section 3.16      No Consent to Assumption.

                  Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, receiver, liquidator or a Person performing similar functions, its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

                  Section 3.17      CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Agent shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any changes in the "CUSIP" numbers.

                                   ARTICLE IV

                   THE NOTES AND APPLICABLE OWNERSHIP INTEREST

                            IN THE TREASURY PORTFOLIO

                  Section 4.1 Interest and Other Payments; Rights to Payments Preserved; Rate Reset; Notice.

                  Any distribution on any Note or on the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, which is made on any Payment Date shall, subject to receipt thereof by the Agent from the Indenture Trustee or from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Corporate Unit Certificate (or one or more Predecessor Corporate Unit Certificates) of which such Note or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, is a part is registered at the close of business on the Record Date for such Payment Date.

                  Each Corporate Unit Certificate evidencing Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Unit Certificate shall carry the rights to accrued and unpaid distributions, and other amounts that are to accrue, which were or will be carried by the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio underlying such other Corporate Unit Certificate.

                  In the case of any Corporate Units with respect to which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice, or with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, interest on the Notes or distributions on the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such Corporate Units otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such distributions shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Corporate Unit Certificate (or one or more Predecessor Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Corporate Units with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution has been effected, distributions on the related Notes or on the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date shall not be payable hereunder to the Holder of such Corporate Units; provided that to the extent that such Holder continues to hold the separated Notes that formerly comprised a part of such Holder's Corporate Units, such Holder shall be entitled to receive any payments made on such separated Notes.

                  The applicable Coupon Rate on the Notes on and after May 16, 2005 will be reset on the Initial Remarketing Date to the applicable Reset Rate (such Reset Rate to be in effect on and after May 16, 2005), except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the applicable Coupon Rate on the Notes outstanding on and after July 1, 2005 will be reset on the Secondary Remarketing Date to the applicable Reset Rate (such Reset Rate to be in effect on and after July 1, 2005), except in the event of a Failed Secondary Remarketing. In the event of a Failed Secondary Remarketing, the applicable Coupon Rate on the Notes outstanding on and after the Purchase Contract Settlement Date will be reset on the Final Remarketing Date to the applicable Reset Rate (such Reset Rate to be in effect on and after the Purchase Contract Settlement Date), except in the event of a Failed Final Remarketing. On the applicable Reset Announcement Date, the Reset Spread and the Two-Year Benchmark Treasury, Two and One-Quarter Benchmark Treasury or Two and One-Eighth Benchmark Treasury, as applicable, to be used to determine the Reset Rate will be announced by the Company. On the Business Day immediately following the Reset Announcement Date, the Holders of Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury, Two and One-Quarter Benchmark Treasury or Two and One-Eighth Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to Holders of Notes if published in an Authorized Newspaper in The City of New York.

                  Not later than seven calendar days nor more than fifteen calendar days prior to the Reset Announcement Date, the Company will notify DTC or its nominee (or any successor Clearing Agency or its nominee) by first-class mail, postage prepaid, to notify the Beneficial Owners or Clearing Agency Participants holding Corporate Units or Treasury Units of such Reset Announcement Date and, in the case of a Final Remarketing, the procedures to be followed by Holders of Corporate Units who intend to settle their obligation under the Purchase Contract with separate cash on the Purchase Contract Settlement Date.

                  Section 4.2       Notice and Voting.

                  Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Notes pledged with the Collateral Agent but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Corporate Units a notice (prepared by the Company) (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Notes underlying their Corporate Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Corporate Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Agent shall abstain from voting the Notes underlying such Corporate Units. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Agent in order to enable the Agent to vote such Notes.

                  Section 4.3       Tax Event Redemption.

                  Upon the occurrence of a Tax Event Redemption prior to May 16, 2005, or, in the event of a Failed Initial Remarketing but a Successful Secondary Remarketing prior to July 1, 2005 or, in the event of a Failed Secondary Remarketing, prior to the Purchase Contract Settlement Date, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the aggregate Redemption Amount for the Notes that are components of Corporate Units, plus accrued and unpaid interest on such Notes with respect to any Interest Payment Date on or prior to the date of redemption, to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly remit the remaining portion of such Redemption Amount to the Agent for payment to the Holders of such Corporate Units. The Treasury Portfolio will be substituted for the pledged Notes, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company under the Purchase Contract constituting a part of such Corporate Units. Following the occurrence of a Tax Event Redemption prior to May 16, 2005 or, in the event of a Failed Initial Remarketing but a Successful Secondary Remarketing, prior to July 1, 2005 or, in the event of a Failed Secondary Remarketing, prior to the Purchase Contract Settlement Date, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holders of Corporate Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein or in the Certificates to the Note shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

                  Section 4.4       CUSIP Numbers.

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Indenture Trustee and the Agent of any changes in the "CUSIP" numbers.

                                    ARTICLE V

                             THE PURCHASE CONTRACTS

                  Section 5.1       Purchase of Shares of Common Stock.

                  Each Purchase Contract shall obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of newly issued shares of Common Stock equal to the Settlement Rate unless an Early Settlement has occurred in accordance with Section 5.7(b)(2) or
Section 5.10 hereof, or, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $29.04 (the "Threshold Appreciation Price"), 1.7218 shares of Common Stock per Purchase Contract, which is equal to the Stated Amount divided by the Threshold Appreciation Price, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $24.20 (the "Reference Price"), the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to the Reference Price, 2.0661 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in
Section 5.7 (and
in each case rounded upward or downward to the nearest 1/10,000th of a share). As provided in Section 5.11 hereof, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

                  The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on (a) the third Trading Day immediately preceding the Purchase Contract Settlement Date or (b) for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement pursuant to Section
5.11 hereof, the third Trading Day immediately preceding the relevant Early Settlement Date or (c) for the purposes of clause (2) of Section 5.7(b) the third Trading Day immediately preceding the Cash Merger Date.

                  The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange (the "NYSE") on any such date; or, if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed; or if the Common Stock is not so listed on a United States national or regional securities exchange, the last closing sale price of the Common Stock as reported by the Nasdaq National Market; or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or, if such bid price is not available, the Closing Price means the market value of the Common Stock on the date determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

                  A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, and consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Notes, the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, further covenants and agrees that, to the extent and in the manner provided in Section 5.5 hereof and the Pledge Agreement, but subject to the terms thereof, Proceeds of the Treasury Securities, the Notes or the Treasury Portfolio, as applicable, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

                  Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  Section 5.2       Contract Adjustment Payments.

                  (a) Subject to Section 5.3 herein, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date next preceding such Payment Date in such coin or currency of the United States as at the time of payment shall be legal tender for payments. The Contract Adjustment Payments, if any, will be payable at the New York Office maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Corporate Units Register or the Treasury Units Register or by wire transfer to the account designated by a prior written notice by such Person.

                  Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments (including any accrued Deferred Contract Adjustment Payments), if any, shall cease.

                  Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the re-establishment of a Corporate Unit) any other Certificate shall carry the rights to Contract Adjustment Payments, if any, accrued and unpaid (including any Deferred Contract Adjustment Payments), and to accrue Contract Adjustment Payments, if any, which were carried by the Purchase Contracts underlying such other Certificates.

                  Subject to Section 5.7(b)(2) and Section 5.10 hereof, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or in respect of which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date, or with respect to which a Collateral Substitution or an establishment or re-establishment of Corporate Units pursuant to Section 3.14 hereof is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments on the Purchase Contracts underlying such Securities otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Collateral Substitution or establishment or re-establishment of Corporate Units, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Security (or one or more Predecessor Certificates) is registered at the close of business on such Record Date.

                  Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or on an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution or an establishment or re-establishment of Corporate Units has been effected, Contract Adjustment Payments, if any (including any Deferred Contract Adjustment Payments), that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date, Collateral Substitution or such establishment or re-establishment with respect to such Purchase Contract shall not be payable.

         (b) The Company's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

         (c) In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.2(e) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

                  (i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment in full of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Securities;

                  (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities would be entitled except for the provisions of Sections 5.2(b) through (n), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Securities; and

                  (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be received by the Agent or the Holders of any of the Securities when such payment or distribution is prohibited pursuant to Sections 5.2(b) through (n), such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

         (d) For purposes of Sections 5.2(b) through (n), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Sections 5.2(b) through
(n) with respect to such Contract Adjustment Payments on the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.

         (e) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Sections 5.2(b) through (d) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

         (f) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Securities is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Sections 5.2(b) through (n) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Sections 5.2(b) through (n) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         (g) Nothing contained in Sections 5.2(b) through (n) or elsewhere in this Agreement or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under these Sections 5.2(b) through (n), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         (h) Upon payment or distribution of assets of the Company referred to in these Sections 5.2(b) through (n), the Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Sections 5.2(b) through (n).

         (i) The Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Sections 5.2(b) through
(n), the Agent may request such Person to furnish evidence to the reasonable satisfaction of the Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Sections 5.2(b) through (n), and, if such evidence is not furnished, the Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         (j) Nothing contained in Sections 5.2(b) through (n) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in these Sections 5.2(b) through (n).

         (k) Each Holder of Securities, by his acceptance thereof, authorizes and directs the Agent on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Sections 5.2(b) through (n) and appoints the Agent his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

         (l) The Company shall give prompt written notice to the Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Agent in respect of the Securities pursuant to the provisions of this Section 5.2. Notwithstanding the provisions of Sections 5.2(b) through (n) or any other provisions of this Agreement, the Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Agent, or the taking of any other action by the Agent, unless and until the Agent shall have received written notice thereof mailed or delivered to a Responsible Officer of the Agent from the

Company, any Holder, any paying agent or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Agent shall not have received with respect to such moneys the notice provided for in this Section 5.2, then, anything herein contained to the contrary notwithstanding, the Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

         (m) The Agent in its individual capacity shall be entitled to all the rights set forth in this Section 5.2 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Agent of any of its rights as such holder.

         (n) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         (o) Nothing in this Section 5.2 shall apply to claims of, or payments to, the Agent under or pursuant to Section 7.7 hereof.

         With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement; (ii) the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement;
(iii) no implied covenants or obligations shall be read into this Agreement against the Agent; and (iv) the Agent shall not be deemed to be a fiduciary as to such holders.

         Section 5.3 Deferral of Payment Dates for Contract Adjustment Payments.

         (a) The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than one Business Day prior to such Record Date. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 9% per year (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly up to but not including each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, being referred to herein as the "Deferred Contract Adjustment Payments") . Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this
Section 5.3. No Contract Adjustment Payments may be deferred to a date that is on or after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date. If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments will terminate.

         (b) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

         (c) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each Holder will receive on the Purchase Contract Settlement Date in lieu of a cash payment a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder divided by (y) the Applicable Market Value.

         (d) No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash equal to the fraction of a share times the Applicable Market Value as provided in Section 5.11 hereof.

         (e) In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not, and shall not permit its Subsidiaries to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's capital stock other than:

                  (i) purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its right to defer the Contract Adjustment Payments;

                  (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock;

                  (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

                  (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of capital stock in exchange for or out of the net cash proceeds of the sale of the Company's capital stock (or securities convertible into or exchangeable for shares of the Company's capital stock);

                  (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or

                  (vi) mandatory sinking fund payments with respect to any series of preferred stock of the Company; provided that the aggregate stated value of all such series outstanding at the time of such payment does not exceed 5% of the aggregate value of (1) the total principal amount of all then outstanding bonds or other securities representing secured indebtedness issued or assumed by the Company and (2) the Company's capital and surplus to be stated on the Company's books of account after giving effect to such payment; provided that any moneys deposited in to any sinking fund and not in violation of this clause
         (vi) may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund without regard to the foregoing restrictions.

         Section 5.4 Initial Remarketing and Secondary Remarketing.

         (a) Unless a Tax Event Redemption has occurred, the Company shall engage a nationally recognized investment bank (the "Remarketing Agent") pursuant to the Remarketing Agreement to sell the Notes (the "Initial Remarketing") on the third Business Day immediately preceding May 16, 2005 (the "Initial Remarketing Date"). In order to facilitate the remarketing, the Agent shall notify, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent of the aggregate principal amount of Notes to be remarketed that are part of Corporate Units. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, or the Custodial Agent, pursuant to clause (c) below, will present for remarketing such Notes (and the Separate Notes that are to be remarketed pursuant to clause (c) below) to the Remarketing Agent. Upon receipt of such notice from the Agent and such Notes from the Collateral Agent or Custodial Agent, the Remarketing Agent will, on the Initial Remarketing Date, use its reasonable best efforts to remarket such Notes on such date at a price of 100.5% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100.5% of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price (a "Successful Initial Remarketing"), the portion of the proceeds from such Successful Initial Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. In addition, the Remarketing Agent may deduct as a remarketing fee ("Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price from any amount of such proceeds in excess of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price. With respect to Separate Notes, any proceeds of the Initial Remarketing in excess of the Remarketing Fee or attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the Holders of Separate Notes. With respect to Notes that are part of Corporate Units, any proceeds in excess of those required to pay the Treasury Portfolio Purchase Price and the Remarketing Fee with respect to such Notes will be remitted to the Agent for payment to the Holders of the related Corporate Units. A Corporate Unit Holder whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. The Treasury Portfolio will be substituted for the Notes of Holders of Corporate Units and will be pledged to the Collateral Agent to secure the Corporate Unit Holders' obligation to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Following the occurrence of a Successful Initial Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein or in the Certificates to the Notes shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

         If, (i) despite using its reasonable best efforts, the Remarketing Agent cannot remarket the related Notes (other than to the Company) at a price equal to or greater than 100.5% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price, or (ii) the Initial Remarketing has not occurred because of a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "Failed Initial Remarketing"). The Company will cause a notice of a Failed Initial Remarketing to be published on the second Business Day immediately preceding May 16, 2005 in an Authorized Newspaper. The Notes will continue to be a component of Corporate Units, and another remarketing may be attempted as described in Section 5.4(b)

         (b) In the event of a Failed Initial Remarketing and unless a Tax Event Redemption has occurred, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement to sell the Notes (the "Secondary Remarketing") on the third Business Day immediately preceding July 1, 2005 (the "Secondary Remarketing Date"). In order to facilitate the remarketing, the Agent shall notify, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Secondary Remarketing Date, the Remarketing Agent of the aggregate principal amount of Notes to be remarketed that are part of Corporate Units. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, or the Custodial Agent, pursuant to clause (c) below, will present for remarketing such Notes (and the Separate Notes that are to be remarketed pursuant to clause (c) below) to the Remarketing Agent. Upon receipt of such notice from the Agent and such Notes from the Collateral Agent or Custodial Agent, the Remarketing Agent will, on the Secondary Remarketing Date, use its reasonable best efforts to remarket such Notes on such date at a price of 100.5% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100.5% of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price (a "Successful Secondary Remarketing"), the portion of the proceeds from such Successful Secondary Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. In addition, the Remarketing Agent may deduct as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price from any amount of such proceeds in excess of the Treasury Portfolio Purchase Price plus the Separate Notes Price. With respect to Separate Notes, any proceeds of the Secondary Remarketing in excess of the Remarketing or attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the Holders of Separate Notes. With respect to Notes that are part of Corporate Units, any proceeds in excess of those required to pay the Treasury Portfolio Purchase Price and the Remarketing Fee with respect to such Notes will be remitted to the Agent for payment to the Holders of the related Corporate Units. A Corporate Unit Holder whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. The Treasury Portfolio will be substituted for the Notes of Holders of Corporate Units and will be pledged to the Collateral Agent to secure the Corporate Unit Holders' obligation to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Following the occurrence of a Successful Secondary Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein or in the Certificates to the Notes shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Corporate Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

         If, (i) despite using its reasonable best efforts, the Remarketing Agent cannot remarket the related Notes (other than to the Company) at a price equal to or greater than 100.5% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price, or (ii) the Secondary Remarketing has not occurred because of a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "Failed Secondary Remarketing"). The Company will cause a notice of a Failed Secondary Remarketing to be published on the second Business Day immediately preceding July 1, 2005 in an Authorized Newspaper. The Notes will continue to be a component of Corporate Units, and another remarketing may be attempted as described in Section 5.5(b).

         (c) A Holder of a Note that is no longer part of a Corporate Unit may elect to have such Note remarketed in the Initial Remarketing and, upon a Failed Initial Remarketing, the Secondary Remarketing. A Holder making such an election must notify the Custodial Agent and deliver such Notes to the Custodial Agent prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as applicable, of the aggregate principal amount of Separate Notes that are to be remarketed. Any such notice will be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. By 11:00 a.m. (New York City time) on the Business Day immediately preceding the Initial Remarketing Date or Secondary Remarketing Date, as applicable, the Custodial Agent shall cause such Separate Notes to be presented to the Remarketing Agent for the Initial Remarketing or the Secondary Remarketing, as the case may be.

         (d) Not later than seven calendar days nor more than 15 calendar days prior to the Initial Remarketing Date and, upon a Failed Initial Remarketing, the Secondary Remarketing Date, the Company shall notify the Agent and shall request that the Clearing Agency notify the Beneficial Owners or Clearing Agency participants holding securities of the procedures followed in the Initial Remarketing or the Secondary Remarketing, as the case may be.

         (e) If required by applicable law, the Company agrees to endeavor to ensure that a registration statement with regard to the full amount of the Notes to be remarketed in the Initial Remarketing and, upon a Failed Initial Remarketing, the Secondary Remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with the Initial Remarketing and the Secondary Remarketing.

         Section 5.5 Payment of Purchase Price, Cash Settlement, Final
                     Remarketing.

         (a) (i) Unless a Tax Event Redemption, Successful Initial Remarketing, Successful Secondary Remarketing, Termination Event or Early Settlement has occurred, each Holder of a Corporate Unit may pay in cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to a Purchase Contract if such Holder notifies the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to make a Cash Settlement. Such notice shall be made on or prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

                  (ii) A Holder of a Corporate Unit who has so notified the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Agent when received for payment to the Holder.

                  (iii) If a Holder of a Corporate Unit fails to notify the Agent of its intention to make a Cash Settlement in accordance with clause (i) above, such Holder shall be deemed to have consented to the disposition of the pledged Notes pursuant to the Final Remarketing as described in Section 5.5(b) below. If a Holder of a Corporate Unit does notify the Agent as provided in clause (i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by clause (ii) above, such failure shall constitute a default; however, the Notes of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Notes, including but not limited to those rights specified in Section 5.5(d) below.

         (b) (i) Unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, the Notes of Corporate Unit Holders who have not notified the Agent of their intention to effect a Cash Settlement as provided in clause (i) of Section 5.5(a) and the Separate Notes that are to be remarketed pursuant to clause (ii) below will be sold by the Remarketing Agent (the "Final Remarketing") on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Final Remarketing Date"). The Agent shall notify, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Final Remarketing Date, the Remarketing Agent of the aggregate principal amount of Notes that are part of Corporate Units to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, or the Custodial Agent pursuant to clause (ii) below, will present for remarketing such Notes to the Remarketing Agent. Upon receipt of such notice from the Agent and such Notes (and the Separate Notes that are to be remarketed pursuant to clause (ii) below) from the Collateral Agent or Custodial Agent, the Remarketing Agent will, on the Final Remarketing Date, use its reasonable best efforts to remarket such Notes on such date at a price of 100.5% of the sum of the aggregate principal amount of such Notes plus the Separate Notes Purchase Price. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the sum of the aggregate principal amount of Notes plus the Separate Notes Purchase Price (a "Successful Final Remarketing"), the Remarketing Agent will remit the entire amount of the proceeds from such Successful Final Remarketing to the Collateral Agent; provided that the Remarketing Agent may deduct as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the sum of the aggregate principal amount of the remarketed Notes plus the Separate Notes Purchase Price from any amount of the proceeds of a Successful Final Remarketing in excess of the sum of the aggregate principal amount of the remarketed Notes plus the Separate Notes Purchase Price. The portion of the entire proceeds which is equal to the aggregate principal amount of the remarketed Notes will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such Corporate Unit Holders' obligations to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. With respect to the Separate Notes, any proceeds of the Final Remarketing in excess of the Remarketing Fee or attributable to the Separate Notes will be remitted to the Custodial Agent for payment to the Holders of Separate Notes. With respect to Notes that are part of Corporate Units, any proceeds in excess of those required to pay the Purchase Price for the Purchase Contracts related to such Corporate Units and the Remarketing Fee will be remitted to the Agent for payment to the Holders of such Corporate Units. A Corporate Unit Holder whose Notes are so remarketed will not otherwise be responsible with respect to such Notes for the payment of any Remarketing Fee in connection therewith. If, (i) despite using its reasonable best efforts, the Remarketing Agent cannot remarket the Notes (other than to the Company) at a price not less than 100% of the sum of the aggregate principal amount of the Notes plus the Separate Notes Purchase Price, or (ii) the remarketing has not occurred because of a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "Failed Final Remarketing") and the holder of the Notes will have a right to put the Notes to the Company as described in clause (c) below or, in accordance with the terms of the Pledge Agreement, the Collateral Agent for the benefit of the Company will exercise its rights as a secured party with respect to such Notes, including those actions specified in clause (d) below. The Company will cause a notice of such Failed Final Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date in an Authorized Newspaper.

                  (ii) A Holder of a Note that is no longer part of a Corporate Unit may elect to have such Note remarketed in the Final Remarketing. A Holder making such an election must notify the Custodial Agent and deliver such Notes to the Custodial Agent prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the Final Remarketing Date of the aggregate principal amount of Notes that are not part of Corporate Units to be remarketed. Any such notice will be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. By 11:00 a.m. (New York City time) on the Business Day immediately preceding the Final Remarketing Date, the Custodial Agent shall cause such Notes to be presented to the Remarketing Agent for Final Remarketing.

                  (iii) Not later than seven calendar days nor more than 15 calendar days prior to the Final Remarketing Date, the Company shall notify the Agent, and shall request that the Clearing Agency notify the Beneficial Owners or Clearing Agency participants holding securities of the procedures to be followed in the Final Remarketing.

                  (iv) If required by applicable law, the Company agrees to endeavor to ensure that a registration statement with regard to the full amount of the Notes to be remarketed in the Final Remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with the Remarketing.

         (c) If a Failed Final Remarketing has occurred, each holder of the Notes shall have the right ("Put Option") to put such Notes to the Company on August 16, 2005, or if such date is not a Business Day, on the next succeeding Business Day (the "Put Option Settlement Date") at a repayment price equal to the principal amount of the Notes plus an amount equal to any accrued and unpaid interest thereon to the date of payment. To exercise the Put Option, the Indenture Trustee must receive from the holder of the Notes, on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Put Option Settlement Date, at its Corporate Trust Office, or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section 1002 of the Indenture, the Notes to be repurchased with the form on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Indenture Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding. Holders of Notes will be notified not later than seven nor more than 15 calendar days prior to the third Business Day immediately preceding August 16, 2005 of the procedures that must be followed if such holders wish to exercise their Put Option. The payment of the repayment price in respect of the Notes shall be made no later than 12:00 noon, New York City time, on the Put Option Settlement Date. If a Holder has exercised the Put Option but has not otherwise settled the Purchase Contracts in cash by the close of business on the Business Day immediately prior to the Purchase Contract Settlement Date, the put price will be applied by the Collateral Agent, in accordance with the terms of the Pledge Agreement, to satisfy in full the obligations of the Holder to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date.

         (d) With respect to any Notes beneficially owned by Holders who have elected Cash Settlement but failed to deliver cash as required in clause (a)(ii) above, or with respect to Notes which are subject to a Failed Final Remarketing, and for which the Put Option was not exercised, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and clause (i) below, may, among other things, permit the Company to (i) retain and cancel the Notes or (ii) cause the Notes to be sold in one or more public or private sales, in either case, in full satisfaction of the Holders' obligations under the Purchase Contracts.

         (e) Unless a Termination Event or an Early Settlement has occurred, the Purchase Contract underlying each Treasury Unit and, if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, each Corporate Unit will be settled with the Proceeds at maturity of the Treasury Security or the Applicable Ownership Interest (as defined in clause
(i) of the definition of such term) in the Treasury Portfolio, as applicable. Upon receipt of such Proceeds, the Collateral Agent will invest the Proceeds promptly in Permitted Investments and pay the Proceeds to the Company on the Purchase Contract Settlement Date in accordance with the terms of this Agreement and the Pledge Agreement. Any such Proceeds received by the Collateral Agent in excess of the Purchase Price and any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Agent when received for payment to the Holders.

         (f) Any distribution to Holders of excess funds and interest described above, shall be payable at the New York Office maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register, or, at the option of the Company, by wire transfer to the bank account designated by such Holders in writing, such payments to be made to the same Persons entitled to receive Common Stock with respect to the Purchase Contracts referred to in clause (d) above.

         (g) Unless a Holder settles the underlying Purchase Contract through Early Settlement in the manner described in Section 5.10 hereof, the Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificate therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in this Section 5.5.

         (h) Upon Cash Settlement of any Purchase Contract, (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the pledged Notes underlying the relevant Security to be released from the Pledge by the Collateral Agent free and clear of any security interest of the Company and transferred to the Agent for delivery to the Holder thereof or its designee as soon as practicable and (ii) subject to the receipt thereof from the Collateral Agent, the Agent shall, by book-entry transfer, or other appropriate procedures, in accordance with instructions provided by the Holder thereof, transfer such Notes (or, if no such instructions are given to the Agent by the Holder, the Agent shall hold such Notes and any distributions thereon in the name of the Agent or its nominee in trust for the benefit of such Holder pending receipt of such instructions).

         (i) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and are payable solely out of any Cash Settlement or the Proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the Proceeds of Collateral and the Purchase Price.

         Section 5.6 Issuance of Shares of Common Stock.

         Unless a Termination Event or an Early Settlement shall have occurred, on the Purchase Contract Settlement Date, upon the Company's receipt of payment in full of the Purchase Price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article and subject to Sections 5.7(b) and 5.11 hereof, the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing newly issued shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which both a record date and payment date for such dividend or distribution has occurred on or after the Purchase Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section
5.11 hereof and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

         Section 5.7 Adjustment of Settlement Rate.

         (a) Adjustments for Dividends, Distributions, Stock Splits, Etc.

         (1) In case the Company shall pay or make a stock dividend or other distribution on the Common Stock in shares of Common Stock, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause
(1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any share certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any stock dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) In case the Company shall issue rights, options or warrants, other than pursuant to any dividend reinvestment plan or share purchase plan, to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or share purchase plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this clause (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any share certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property (but excluding any rights or warrants referred to in clause (2) of this Section 5.7(a), any dividend or distribution paid exclusively in cash, and any dividend or distribution referred to in clause
(1) of this Section 5.7(a)), the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (i) the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) on such date of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other property so distributed applicable to one share of Common Stock and (ii) the denominator shall be such Current Market Price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this clause (4) is applicable, clauses (1) and (2) of this Section 5.7(a) shall not be applicable.

         (5) In case the Company shall, (I) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (i) regular quarterly cash distributions, (ii) any cash that is distributed in a Reorganization Event to which Section 5.7(b) applies or (iii) cash that is distributed as part of a distribution referred to in clause (4) of this Section 5.7(a)) in an aggregate amount that, combined together with (II) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash (excluding regular quarterly cash distributions) within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (5) or clause (6) of this Section 5.7(a) has been made and (III) the aggregate of any cash plus the fair market value, as of the expiration of the applicable tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (I) above and in respect of which no adjustment pursuant to this clause (5) or clause (6) of this Section 5.7(a) has been made, exceeds 5% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (I), (II) and (III) above and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination.

         (6) In case (I) a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (II) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any Subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to clause (5) of this Section 5.7(a) or this clause (6) has been made and (III) the aggregate amount of any distributions (other than regular quarterly cash distributions) to all holders of the Company's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to clause (5) of this Section 5.7(a) or this clause (6) has been made, exceeds 5% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business as of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (i) the Current Market Price per share of the Common Stock as of the Expiration Time and (ii) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (I), (II) and (III) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

         (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.7(b) applies) shall be deemed to involve
(a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (4) of this Section 5.7(a)), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of clause (3) of this
Section 5.7(a)).

         (8) The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this clause (8), the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution.

         (9) All adjustments to the Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided that any adjustments which by reason of this clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to clause (1), (2), (3), (4),
(5), (6), (7) or (10) of this Section 5.7(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or
(c) of the definition of Settlement Rate in Section 5.1 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to clause (1), (2),
(3), (4), (5), (6), (7) or (10) of this Section 5.7(a) and the denominator shall be the Settlement Rate immediately before such adjustment; provided that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by clause (1), (2), (3), (4), (5),
(7) or (10) of this Section 5.7(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

         (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section 5.7(a), it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of capital stock or issuance of rights or warrants to purchase or subscribe for capital stock or from any event treated as such for income tax purposes or for any other reasons.

         (b) Adjustment for Consolidation, Merger or Other Reorganization Event.

         (1)      In the event of:

                  (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation),

                  (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety,

                  (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or

                  (iv) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event described in clauses (i) to (iv) above, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof (or upon any Early Settlement pursuant to clause (2) of Section 5.7(b)), the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event. The adjustment described in the preceding sentence shall apply only to a Holder of Common Stock who is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this
         Section 5.7(b) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by the non-electing shares).

         In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires or leases the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this Section 5.7. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.7(b). The above provisions of this Section 5.7(b) shall similarly apply to successive Reorganization Events.

         (2) In the event of a consolidation or merger in which (i) the Company merges with or into another Person, (ii) there is any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, and
(iii) 30% or more of the total consideration paid to the Company's shareholders for the outstanding shares of Common Stock consists of cash or cash equivalents (a "Cash Merger"), then a Holder of a Security may settle his Purchase Contract for cash in the manner described in Section 5.10 hereof, mutatis mutandis, at the applicable Settlement Rate in effect immediately prior to the Cash Merger.

         Within five Business Days after the date of the consummation of a Cash Merger (the "Cash Merger Date"), the Company shall provide written notice to Holders of Securities of such consummation (the "Cash Merger Notice"), which shall specify the deadline for submitting a notice of Early Settlement pursuant to this clause (2), the applicable Early Settlement Date, the applicable Settlement Rate in effect immediately prior to the Cash Merger and the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder upon settlement of each Purchase Contract as adjusted pursuant to Section 5.7(b)(1).

         In this clause (2), the tenth Business Day after the date the Cash Merger Notice is provided to the Holders by the Company shall be the applicable Early Settlement Date and the deadline for submitting the notice to settle early and the related cash payment of the Purchase Price shall be 5:00 p.m. (New York City time) on the ninth Business Day after the date the Cash Merger Notice is provided to the Holders by the Company.

         Treasury Unit Holders may only effect Early Settlement pursuant to this clause (2) in integral multiples of 20 Purchase Contracts. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.1 shall apply with respect to an Early Settlement following a Cash Merger pursuant to this clause (2).

         Notwithstanding the foregoing, no Early Settlement will be permitted pursuant to this clause (2) unless, at the time such Early Settlement is effected, there is an effective registration statement with respect to the securities to be delivered in connection with such Early Settlement, if such a registration statement is required (in the view of counsel, which need not be in the form of a written opinion, for either the Company or the Agent) under the Securities Act. If such a registration statement is so required, the Company covenants and agrees to use its reasonable best efforts to (A) have in effect a registration statement covering the securities to be delivered in respect of the Purchase Contracts being settled and (B) provide a prospectus in connection therewith, in each case in a form that the Agent may deliver to the applicable Holders in connection with such Early Settlement.

         (c) All calculations and determinations pursuant to this Section 5.7 shall be made by the Company or its agent and the Agent shall have no responsibility with respect thereto.

         Section 5.8 Notice of Adjustments and Certain Other Events.

         (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

                  (i) forthwith compute the Settlement Rate in accordance with
         Section 5.7 hereof and prepare and transmit to the Agent an Officer's Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

                  (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to
         Section 5.7 hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

         (b) The Agent shall not at any time be under any duty or responsibility to the Company any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

         Section 5.9 Termination Event; Notice.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred.

         Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, forming a part of such Securities in the case of Corporate Units, or Treasury Securities in the case of Treasury Units, in accordance with the provisions of
Section 4.3 of the Pledge Agreement; provided that, to the extent that a Holder of Corporate Units or Treasury Units would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's written instructions. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Register.

         Section 5.10 Early Settlement.

         (a) Subject to and upon compliance with the provisions of this Section 5.10, at the option of the Holder thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount of $1,000 or integral multiples thereof may effect early settlement ("Early Settlement") on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. Holders of Treasury Units may only effect Early Settlement of the related Purchase Contracts in integral multiples of 20 Treasury Units, and if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Purchase Contracts underlying the Securities may only be settled in integral multiples of 32,000 Corporate Units. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver to the Agent at the Corporate Trust Office or at the New York Office an "Election to Settle Early" form (on the reverse side of the Certificate) and any other documents requested by the Agent and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "Early Settlement Amount") equal to the product of (i) (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

         Except as provided in the immediately preceding sentence and subject to
Section 5.1 hereof, no payment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of dividends payable on the Common Stock issued upon such Early Settlement, the record date for which payment occurs prior to the Early Settlement Date. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities prior to or at 5:00 p.m. (New York City time) on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day (so long as such next succeeding Business Day is not later than the fifth Business Day immediately preceding the Purchase Contract Settlement Date)

         (b) No Early Settlement will be permitted under this Section 5.10 unless, at the time of delivery of the Election to Settle Early form or the time the Early Settlement is effected, there is an effective registration statement with respect to the shares of Common Stock to be issued and delivered in connection with such Early Settlement, if such a registration statement is required (in the view of counsel, which need not be in the form of a written opinion, for either the Company or the Agent) under the Securities Act. If such a registration statement is so required, the Company covenants and agrees to use its reasonable best efforts to (A) have in effect a registration statement covering the shares of Common Stock to be delivered in respect of the Purchase Contracts being settled and (B) provide a prospectus in connection therewith, in each case in a form that the Agent may use in connection with such Early Settlement.

         (c) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, except in the case of Early Settlement following a Cash Merger as described in Section 5.7(b)(2), the Company shall issue, and the Holder shall be entitled to receive 1.7218 shares of Common Stock on account of each Purchase Contract as to which Early Settlement is effected (the "Early

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Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted.

         (d) Not later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:

                  (i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.11 hereof; and

                  (ii) the related Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, in the case of Corporate Units, or the related Treasury Securities, in the case of Treasury Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Agent for delivery to the Holder thereof or its designee.

         (e) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Notes, the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the Election to Settle Early form (on the reverse of the Certificate evidencing the related Securities)

                  (i) transfer to the Holder the Notes, the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Securities;

                  (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.11 hereof; and

                  (iii) if so required under the Securities Act, deliver a prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.10(b).

         (f) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, execute on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

         Section 5.11 No Fractional Shares.

         No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date or upon Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this
Section 5.11 in a timely manner.

         Section 5.12 Charges and Taxes.

         The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts and in payment of any Deferred Contract Adjustment Payments; provided that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no such tax is due.

                                   ARTICLE VI

                                    REMEDIES

         Section 6.1 Unconditional Right of Holders to Purchase Common Stock.

         The Holder of any Corporate Units or Treasury Units shall have the right, which is absolute and unconditional, (A) subject to the right of the Company to defer payment thereof pursuant to Section 5.3 hereof, and to the forfeiture of any Deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.10(a) hereof or upon the occurrence of a Termination Event, to receive payment of each installment of the Contract Adjustment Payments, if any, with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security, and (B) to purchase Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

         Section 6.2 Restoration of Rights and Remedies.

         If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

         Section 6.3 Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of
Section 3.10 hereof, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.4 Delay or Omission Not Waiver.

         No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

         Section 6.5 Undertaking for Costs.

         All parties to this Agreement agree, and each Holder of Corporate Units or Treasury Units, by its acceptance of such Corporate Units or Treasury Units shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of interest on any Notes on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Security held by such Holder.

         Section 6.6 Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                    THE AGENT

         Section 7.1 Certain Duties and Responsibilities.

         (a) (1) The Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement and Pledge Agreement against the Agent; and

         (2) The Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, but need not confirm or investigate the accuracy of mathematical calculations stated therein.

         (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

         (1) this Section 7.1(b) shall not be construed to limit the effect of
Section 7.1(a);

         (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

         (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

         (d) The Agent is authorized and directed to execute and deliver the Pledge Agreement in its capacity as Agent and to perform its duties and obligations thereunder.

         Section 7.2 Notice of Default.

         Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived.

         Section 7.3 Certain Rights of Agent.

         Subject to the provisions of Section 7.1 hereof:

         (1) the Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

         (3) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company;

         (4) the Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability of any kind by reason of such inquiry or investigation;

         (6) the Agent may execute any of the powers, perform any duties hereunder, or delegate any administrative functions either directly to, by or through its employees, officers, agents or attorneys or an Affiliate located in any state of the United States and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder;

         (7) the Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement solely at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Agent security or indemnity satisfactory to the Agent against the costs, expenses, liabilities which might be incurred by it in compliance with such request or direction;

         (8) the Agent shall not be deemed to have notice of any default unless a Responsible Officer of the Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Agent at the Corporate Trust Office of the Agent, and such notice references the Securities and this Agreement and states that it is a notice of default; and

         (9) the Agent may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such Certificate previously delivered and not superseded.

         Section 7.4 Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

         Section 7.5 May Hold Securities.

         Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent.

         Section 7.6 Money Held in Custody.

         Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise expressly provided herein or as otherwise agreed in writing with the Company.

         Section 7.7 Compensation and Reimbursement.

         The Company agrees:

         (1) to pay to the Agent from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time in writing;

         (2) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in carrying out its duties under this Agreement or the Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence, willful misconduct or bad faith; and

         (3) to indemnify the Agent for, and to hold it harmless against, any loss, damage, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder or under the Pledge Agreement, including the reasonable costs and expenses of counsel selected by the Agent to defend the Agent against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The provisions of this Section shall survive the termination of this Agreement and the resignation or removal of the Agent.

         Section 7.8 Corporate Agent Required; Eligibility.

         There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a subsidiary of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having an office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York, and qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The provisions of this Section shall survive the termination of this Agreement.

         Section 7.9 Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10 hereof.

         (b) The Agent may resign at any time by giving written notice thereof to the Company 30 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 hereof shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Agent.

         (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Company. If the instrument of acceptance by a successor Agent required by
Section 7.10 hereof shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Agent.

         (d) If at any time

                  (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Agent shall cease to be eligible under Section 7.8 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

         (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10 hereof. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10 hereof, any Holder who has been a bone fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

         (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office and New York Office, if any.

         Section 7.10 Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of

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the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

         (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in
Section 7.10(a).

         (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

         Section 7.11 Merger, Conversion, Consolidation or Succession to
Business.

         Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

         Section 7.12 Preservation of Information; Communications to Holders.

         (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

         (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

         Section 7.13 No Obligations of Agent.

         Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V hereof.

         Section 7.14 Tax Compliance.

         (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities or the Notes. Such compliance shall include, without limitation, (i) preparing, timely filing with the applicable taxing authority, and (to the extent required under applicable tax laws) timely furnishing Holders with copies of, all tax reports or statements with respect to payments on, or redemptions of, the Securities which are required to be prepared, filed, and furnished under applicable tax laws, (ii) withholding and paying over to the applicable taxing authorities any tax withholdings that are required to be made with respect to payments on, or redemptions of, the Securities under applicable tax laws, and (iii) making reasonable efforts to obtain from Holders all IRS Forms (and similar forms under applicable state, local, and foreign tax law) and other documentation required under applicable tax laws in order to establish exemptions from or reductions in withholding taxes.

         (b) The Agent shall comply with any written direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.1(a) (2) hereof.

         (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, until such time as all applicable periods of limitation for assessing or collecting any taxes or penalties for failure to comply fully with such requirements have expired, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                  ARTICLE VIII

                             SUPPLEMENTAL AGREEMENTS

         Section 8.1 Supplemental Agreements Without Consent of Holders.

         Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

         (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

         (3) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

         (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.7(b) hereof; or

         (5) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders in any material respect.

         Section 8.2 Supplemental Agreements with Consent of Holders.

         With the consent of the Holders of not less than a majority of the Outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts or the provisions of this Agreement or the rights of the Holders in respect of the Securities (other than the Notes, which may be modified only in accordance with the applicable provisions of the Indenture); provided that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security effected thereby,

         (1) change any Payment Date;

         (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under any Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

         (3) reduce any Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;

         (4) impair the right to institute suit for the enforcement of any Purchase Contract, any Contract Adjustment Payment, if any, or any Deferred Contract Adjustment Payment, if any;

         (5) reduce the number of shares of Common Stock (or the amount of any other property) to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock (or any other property) upon settlement of any Purchase Contract, change the Purchase Contract Settlement Date or any Early Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

         (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

provided that, if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such affected class, as applicable.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 8.3 Execution of Supplemental Agreements.

         In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

         Section 8.4 Effect of Supplemental Agreements.

         Upon the execution of any supplemental agreement under this Article, this Agreement and the Securities shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

         Section 8.5 Reference to Supplemental Agreements.

         Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Company or the Agent, bear a notation in form approved by the Company and the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Certificates.

                                   ARTICLE IX

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         Section 9.1 Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

         The Company covenants that it will not merge or consolidate with any other Person (in a merger in which the Company in a Constituent Person) or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Notes, the Indenture (including any supplemental indenture) to the extent the Indenture relates to the Notes, the Remarketing Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default of its payment obligations under this Agreement or the Notes, or in default of its obligations to deliver shares of Common Stock (or other property) on the Purchase Contract Settlement Date or any Early Settlement Date, or in material default in the performance of any other covenant hereunder or under the Notes, the Indenture (including any supplemental indenture), to the extent the Indenture relates to the Notes, the Remarketing Agreement, the Purchase Contracts or the Pledge Agreement.

         Section 9.2 Rights and Duties of Successor Corporation.

         In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.1 hereof, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company, and its predecessor shall, except in the case of a lease, be released from its obligations under this Agreement. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of The St. Paul Companies, Inc. any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

         Section 9.3 Opinion of Counsel Given to Agent.

         The Agent, subject to Sections 7.1 hereof and 7.3 hereof, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent hereunder to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.

                                   ARTICLE X

                                    COVENANTS

         Section 10.1 Performance Under Purchase Contracts.

         The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

         Section 10.2 Maintenance of Office or Agency.

         The Company will maintain or cause to be maintained in the Borough of Manhattan, The City of New York an office or agency (a "New York Office") where Certificates may be presented or surrendered for payment and for acquisition of shares of Common Stock (or other property) upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or re-establishment of Corporate Units and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or at the Agent's office or agency maintained in the Borough of Manhattan, The City of New York, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Borough of Manhattan, The City of New York, as the places of payment for the Securities, and hereby appoints the Agent, acting through its New York Office as the registrar, paying agent and transfer agent for the Corporate Units and the Treasury Units and for the other purposes contemplated by this Section 10.2.

         Section 10.3 Company to Reserve Common Stock.

         The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

         Section 10.4 Covenants as to Common Stock, Dividends and Distributions.

         The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company shall comply with all applicable securities laws regulating the offer, issuance and delivery of shares of Common Stock upon settlement of Purchase Contracts and will endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is then listed. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         Section 10.5 Tax Treatment.

         The Company covenants and agrees to treat each Holder as the owner, for United States federal income tax purposes, of the applicable interest in the Collateral Account, including Notes and Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   THE ST. PAUL COMPANIES, INC.

                                   By
                                        ---------------------------------------
                                   Name:
                                   Title:

                                   JPMORGAN CHASE BANK,
                                   as Purchase Contract Agent

                                   By
                                        ---------------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT A

                  (Form of Face of Corporate Unit Certificate)

         [THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

No. _________                                                    CUSIP No.
Number of Corporate Units __________

                               9% CORPORATE UNITS

         This Corporate Unit Certificate certifies that ___________ is the registered Holder of the number of Corporate Units set forth above. Each Corporate Unit represents (i) either (a) beneficial ownership by the Holder of $50 principal amount of 5.25% senior notes due August 16, 2007 (the "Notes") of The St. Paul Companies, Inc., a Minnesota corporation (the "Company", which term, as used herein, includes its successors pursuant to the Purchase Contract Agreement), subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement or (b) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, a Successful Initial Remarketing or Successful Secondary Remarketing, the appropriate Applicable Ownership Interest in the Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest in the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used and not defined herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Corporate Units.

----------
*  To be inserted in Global Certificates only.

         The Pledge Agreement provides that all payments of principal on the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, or interest payments on any pledged Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, constituting part of the Corporate Units received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds
(i) in the case of (A) interest payments with respect to pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, and (B) any payments of principal or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such terms) in the Treasury Portfolio, as the case may be, with respect to any Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 11:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 10:30 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of principal on any pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio that has not been released from the Pledge pursuant to the Pledge Agreement, as the case may be, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units of which such pledged Notes or the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Corporate Units. Interest on any Notes or distributions on the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, forming part of a Corporate Unit evidenced hereby which are payable quarterly in arrears on February 16, May 16, August 16 and November 16 each year, commencing on November 16, 2002 (each a "Payment Date"), shall, subject to receipt thereof from the Collateral Agent, be paid to the Person in whose name this Corporate Unit Certificate (or a Predecessor Corporate Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Unit Certificate to purchase, and the Company to sell, on August 16, 2005 (the "Purchase Contract Settlement Date"), at a price equal to $50 (the "Stated Amount"), a number of newly issued shares of common stock, without par value ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Corporate Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of (1) cash received from a Holder or (2) payment received in respect of the Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

         Interest on the Notes or distributions on the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the

Corporate Units Register or by wire transfer to the account designated by a prior written notice from such Person.

         The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to 3.75% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments, if any, shall be payable to the Person in whose name this Corporate Unit Certificate (or a Predecessor Corporate Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Corporate Units Register.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Corporate Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        THE ST. PAUL COMPANIES, INC.

                                        By
                                             -----------------------------------
                                        Name:
                                        Title:


                                        By
                                             -----------------------------------
                                        Name:
                                        Title:



                                        HOLDER SPECIFIED ABOVE (as to
                                        obligations of such Holder under the
                                        Purchase Contracts evidenced hereby)

                                        By:  JPMORGAN CHASE BANK
                                             not individually but solely as
                                             attorney-in-fact of such Holder


                                        By
                                             -----------------------------------
                                        Name:
                                        Title:
Dated:

                      AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Corporate Unit Certificates referred to in the within mentioned Purchase Contract Agreement.

                                        By:       JPMORGAN CHASE BANK,
                                                  as Purchase Contract Agent


                                        By:
                                             -----------------------------------
                                                     Authorized Signatory

Dated:

                 (Form of Reverse of Corporate Unit Certificate)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of July 31, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Corporate Unit Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the terms of the Purchase Contract Agreement, the terms of the Purchase Contract Agreement shall prevail.

         Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Unit Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Purchase Price, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $29.04 (the "Threshold Appreciation Price"), 1.7218 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $24.20, (the "Reference Price"), the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to the Reference Price, 2.0661 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby which is settled either through Early Settlement (other than an Early Settlement following a Cash Merger pursuant to Section 5.7(b)(2) of the Purchase Contract Agreement) or Cash Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as the case may be. Each Purchase Contract evidenced hereby which is settled through Early Settlement following a Cash Merger pursuant to Section 5.7(b)(2) of the Purchase Agreement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Settlement Rate in effect immediately prior to the Cash Merger (as such Settlement Rate may be adjusted pursuant to Section 5.7(b)(1) of the Purchase Contract Agreement).

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on
(a) the third Trading Day immediately preceding the Purchase Contract Settlement Date or (b) for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement pursuant to Section 5.11 of the Purchase Contract Agreement, the third Trading Day immediately preceding the relevant Early Settlement Date or (c) for the purposes of clause (2) of Section 5.7(b) of the Purchase Contract Agreement, the third Trading Day immediately preceding the Cash Merger Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange (the "NYSE") on any such date; or, if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed; or if the Common Stock is not so listed on a United States national or regional securities exchange, the last closing sale price of the Common Stock as reported by the Nasdaq National Market; or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or, if such bid price is not available, the Closing Price means the market value of the Common Stock on the date determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate Unit Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement or from the Proceeds of a remarketing of the related pledged Notes of such Holder or of the appropriate Applicable Ownership Interest in the Treasury Portfolio. Unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, a Holder of Corporate Units who does not elect to make an effective (1) Cash Settlement on or prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, or (2) Early Settlement on or prior to 5:00 p.m. New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the Proceeds of the sale of the related pledged Notes held by the Collateral Agent. Unless a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement and any supplemental remarketing agreement executed in connection therewith between the parties thereto, on the third Business Day immediately preceding the Purchase Contract Settlement Date. If a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred, a Holder of Corporate Units who does not elect to make an effective Early Settlement on or prior to 5:00 p.m. New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date shall pay the Purchase Price with the Proceeds at maturity of the Applicable Ownership Interest (as defined in clause (i) of the definition of such term) in the Treasury Portfolio.

         If, as provided in the Purchase Contract Agreement, (i) upon the occurrence of a Failed Final Remarketing (unless the Holder of this Certificate has exercised the Put Option or elected Cash Settlement) or (ii) if a Holder notifies the Agent of its intention to effect a Cash Settlement but fails to deliver the purchase price in cash on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the pledged Notes related to this Corporate Unit Certificate, any accrued and unpaid interest on such pledged Notes will become payable by the Company to the Holder of the Corporate Unit Certificate in the manner provided for in the Purchase Contract Agreement.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the pledged Notes. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Corporate Unit Holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Corporate Unit Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Notes constituting a part of such holder's Corporate Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Corporate Unit Holders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Agent shall abstain from voting the Notes evidenced by such Corporate Units.

         Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the aggregate Redemption Amount for the Notes that are components of Corporate Units to purchase, on behalf of the Holders of Corporate Units, the Treasury Portfolio and promptly remit the remaining portion of such Redemption Amount, if any to the Agent for payment to the Holders of such Corporate Units.

         Upon the occurrence of a Successful Initial Remarketing or Successful Secondary Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units, the Treasury Portfolio, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such Proceeds of the Successful Initial Remarketing or Successful Secondary Remarketing to the Agent for payment to the Holders of such Corporate Units.

         Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date or following a Successful Initial Remarketing or Successful Secondary Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holders of Corporate Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement and any reference herein to the Notes shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio.

         Upon the occurrence of a Successful Final Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will remit the entire amount of the proceeds from such Successful Final Remarketing to the Collateral Agent after deducting the Remarketing Fee. The portion of the entire proceeds which is equal to the aggregate principal amount of the remarketed Notes will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full the obligations of the Holder of this Corporate Unit to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. With respect to Notes that are part of Corporate Units, any proceeds in excess of those required to pay the Purchase Price for the Purchase Contracts related to such Corporate Units and the Remarketing Fee will be remitted to the Agent for payment to the Holders of such Corporate Units. A Holder of this Corporate Unit whose Notes are so remarketed will not otherwise be responsible with respect to such Notes for the payment of any Remarketing Fee in connection therewith.

         Following the occurrence of a Failed Final Remarketing, the holder of the Notes will have a Put Option with regard to the Notes, and, if that Put Option is not exercised by the Holders, the Company will, in accordance with the terms of the Pledge Agreement, at its election, (a) direct the Collateral Agent to dispose of such Holder's Notes in accordance with applicable law or (b) the Company will either retain and cancel the Notes or cause the Notes to be sold in one or more public or private sales, in either case, in full satisfaction of such Holder's obligations under the Purchase Contracts. The Company will cause a notice of such Failed Final Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date in an Authorized Newspaper.

         If a Holder of this Certificate has exercised the Put Option but has not otherwise settled the Purchase Contracts in cash by the close of business on the Business Day immediately prior to the Purchase Contract Settlement Date, the put price will be applied by the Collateral Agent, in accordance with the terms of the Pledge Agreement, to satisfy in full the obligations of the Holder to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date.

         The Corporate Unit Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Unit Certificate will be registered and Corporate Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Corporate Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Treasury Securities for Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Unit in respect of Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and the Purchase Contract constituting such Corporate Unit may be transferred and exchanged only as a Corporate Unit. A Holder of a Corporate Unit may create a Treasury Unit at any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Security for which such pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Treasury Unit". A Holder may make such Collateral Substitution at any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date and only in integral multiples of 20 Corporate Units for the same multiple of 20 Treasury Units; provided that if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such Collateral Substitutions at any time prior to the second Business Day immediately preceding the Purchase Contract Settlement Date and only in integral multiples of 32,000 Corporate Units for the same multiple of 32,000 Treasury Units.

         A Holder of Treasury Units may recreate Corporate Units at any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date by delivering to the Collateral Agent Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, with an aggregate principal amount, in the case of such Notes, or with the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest in the Treasury Portfolio, equal to the aggregate principal amount of the pledged Treasury Securities in exchange for the release of such pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of a Corporate Unit may be effected at any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date and only in multiples of 20 Treasury Units for the same multiple of 20 Corporate Units; provided that if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such substitution at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date and only in integral multiples of 32,000 Treasury Units for the same multiple of 32,000 Corporate Units.

         Notwithstanding the foregoing, a Holder of Corporate Units may not create Treasury Units and a Holder of Treasury Units may not recreate Corporate Units during the period commencing on the fourth Business Day immediately prior to the Initial Remarketing Date (and, upon a Failed Initial Remarketing, prior to the Secondary Remarketing Date) and ending on the fourth Business Day following the Initial Remarketing Date (and, upon a Failed Initial Remarketing, following the Secondary Remarketing Date).

         Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Corporate Unit Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Corporate Units Register or by wire transfer to the account designated by such Person in writing.

         The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments, if any, otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments, if any, so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 9% per year (computed on the basis of a 360-day year of twelve 30-day months), compounded quarterly on each succeeding Payment Date, until paid in full (such deferred installments of contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments, if any, may be deferred to a date that is on or after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Corporate Unit Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to the number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Corporate Unit Certificate divided by (y) the Applicable Market Value.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not, and shall not permit any of its subsidiaries to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any capital stock of the Company other than: (i) purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event; (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of capital stock of the Company); (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or (vi) mandatory sinking fund payments with respect to any series of preferred stock of the Company; provided that the aggregate stated value of all such series outstanding at the time of such payment does not exceed 5% of the aggregate of (1) the total principal amount of all then outstanding bonds or other securities representing secured indebtedness issued or assumed by the Company and (2) the Company's capital and surplus to be stated on the Company's books of account after giving effect to such payment; provided that any moneys deposited into any sinking fund and not in violation of this clause (vi) may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund without regard to the foregoing restrictions.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Corporate Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Notes or the appropriate Applicable

Ownership Interest in the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Corporate Unit Certificate, the Holder of this Corporate Unit Certificate shall deliver to the Agent at the Corporate Trust Office an Election to Settle Early form set forth below and any other documents requested by the Agent duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) $50 and (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

         Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Early Settlement is effected equal to 1.7218 shares of Common Stock per Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         Upon registration of transfer of this Corporate Unit Certificate in accordance with the Purchase Contract Agreement, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Corporate Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Corporate Unit Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying this Corporate Unit Certificate pursuant to the Pledge Agreement and to all other provisions of the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, Proceeds of the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio on the Purchase Contract Settlement Date shall be paid by the Collateral

Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

         The Holder of this Corporate Unit Certificate, by its acceptance hereof, agrees to treat itself as owner of the related Notes or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and to treat the Notes as indebtedness for all tax purposes.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts then outstanding.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         Prior to due presentment of this Certificate for registration of transfer, the Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Corporate Unit Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable quarterly on the Notes or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                    as tenants in common

UNIF GIFT MIN ACT            __________Custodian______________
                             (cust)                 (minor)
                             Under Uniform Gifts to Minors Act

                             ______________________________________
                                              (State)
TEN ENT -                    as tenants by the entireties
JT TEN                       as joint tenants with right of survivorship and not
                             as tenants in common

Additional abbreviations may also be used though not in the above list.

                      -------------------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Corporate Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
attorney to transfer said Corporate Unit Certificates on the books of The St. Paul Companies, Inc. with full power of substitution in the premises.

Dated:________________________          ________________________________________
                                        Signature

                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: ___________________________________

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             SETTLEMENT INSTRUCTIONS

                  The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _______________________          ________________________________________
                                        Signature
                                        Signature Guarantee: ___________________
                                        (if assigned to another person)

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address REGISTERED HOLDER and (ii) provide a guarantee of your signature: Please print name and address of Registered Holder:

         Name                                           Name

        Address                                       Address

Social Security or other
Taxpayer Identification
         Number, if any ________________________________________________________

                            ELECTION TO SETTLE EARLY

                  The undersigned Holder of this Corporate Unit Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Unit Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Corporate Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof; provided that if a Tax Event Redemption, a Successful Initial Remarketing or a Successful Secondary Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders may early settle Corporate Units only in integral multiples of 32,000 Corporate Units. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Unit Certificate representing any Corporate Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _______________________          ________________________________________
                                        Signature

Signature Guarantee
(if assigned to another person): ________________________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Corporate Unit Certificates are to be registered in the name of and delivered to and pledged Notes, or an Applicable Ownership Interest in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

______________________________________________
                      Name

______________________________________________
                     Address
______________________________________________

______________________________________________

______________________________________________

______________________________________________

REGISTERED HOLDER

Please print name and address of Registered Holder:

______________________________________________
                      Name

______________________________________________
                     Address
______________________________________________

______________________________________________

______________________________________________

______________________________________________

Social Security or other
Taxpayer Identification
Number, if any    ___________________________________

Transfer Instructions for pledged Notes, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, Transferable Upon Early Settlement or a Termination Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                  The following increases or decreases in this Global Certificate have been made:

             Amount of decrease        Amount of increase          Stated Amount of this           Signature of authorized signatory
             in Stated Amount of the   in Stated Amount of the     Global Certificate following    of Purchase Contract Agent or
Date         Global Certificate        Global Certificate          such decrease or increase       Securities Custodian Agent
____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

                                    EXHIBIT B

                   (Form of Face of Treasury Unit Certificate)

                  [THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

No. ________                                                           CUSIP No.
Number of Treasury Units _______

                                9% TREASURY UNITS

                  This Treasury Unit Certificate certifies that ___________ is the registered Holder of the number of Treasury Units set forth above. Each Treasury Unit represents (i) a 1/20, or 5%, undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with The St. Paul Companies, Inc., a Minnesota corporation (the "Company", which term, as used herein, includes its successors pursuant to the Purchase Contract Agreement). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

                  Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Treasury Units.

                  The Pledge Agreement provides that all payments of the principal of any Treasury Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Holders of the applicable Treasury Units to the accounts designated by them in writing for such purpose no later than 11:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the

------------------
* To be inserted in Global Certificates only event such payment is received by the Collateral Agent on a day that is not a Business Day or after 10:30 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day), and (ii) in the case of the principal of any pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Treasury Units of which such pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Treasury Units.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Unit Certificate to purchase, and the Company to sell, on August 16, 2005 (the "Purchase Contract Settlement Date"), at a price equal to $50 (the "Stated Amount"), a number of newly issued shares of class A common stock, without par value ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Treasury Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, it not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the Proceeds from the Treasury Securities pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

                  The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to 3.75% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments, if any, shall be payable to the Person in whose name this Treasury Unit Certificate (or a Predecessor Treasury Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

                  Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Treasury Units Register or by wire transfer to the account designated by such Person by prior written notice.

                  Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Corporate Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                         THE ST. PAUL COMPANIES, INC.


                         By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                 -----------------------------------------------

                         By
                                 -----------------------------------------------
                                 Name:
                                 Title:



                         HOLDER SPECIFIED ABOVE (as to
                         obligations of such Holder under the
                         Purchase Contracts evidenced hereby)
                         By:  JPMORGAN CHASE BANK,
                              not individually but solely as attorney-
                              in-fact of such Holder


                         By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                      AGENT'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Corporate Unit Certificates referred to in the within mentioned Purchase Contract Agreement.

                         By:       JPMORGAN CHASE BANK,
                                   as Purchase Contract Agent

                         By:
                                    Authorized Signatory

Dated:

                 (Form of Reverse of Treasury Unit Certificate)

                  Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of July 31, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Treasury Unit Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the terms of the Purchase Contract Agreement, the terms of the Purchase Contract Agreement shall prevail.

                  Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Unit Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at the Purchase Price, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $29.04 (the "Threshold Appreciation Price"), 1.7218 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $24.20 (the "Reference Price"), the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to the Reference Price, 2.0661 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

                  Each Purchase Contract evidenced hereby which is settled through Early Settlement (other than an Early Settlement following a Cash Merger pursuant to Section 5.7(b)(2) of the Purchase Contract Agreement) shall obligate the Holder of the related Treasury Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate. Each Purchase Contract evidenced hereby which is settled through Early Settlement following a Cash Merger pursuant to Section 5.7(b)(2) of the Purchase Agreement shall obligate the Holder of the related Treasury Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Settlement Rate in effect immediately prior to the Cash Merger (as such Settlement Rate may be adjusted pursuant to Section 5.7(b)(1) of the Purchase Contract Agreement).

                  The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on (a) the third Trading Day immediately preceding the Purchase Contract Settlement Date or (b) for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement pursuant to Section
5.11 of the Purchase Contract Agreement, the third Trading Day immediately preceding the relevant Early Settlement Date or (c) for the purposes of clause
(2) of Section 5.7(b) of the Purchase Contract Agreement, the third Trading Day immediately preceding the Cash Merger Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last closing sales price on and as reported as reported by the Nasdaq National Market or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the Closing Price means the market value of the Common Stock on the date determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                  In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury Unit Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting either an Early Settlement of each such Purchase Contract or by applying a principal amount of the pledged Treasury Securities underlying such Holder's Treasury Units equal to the Stated Amount to the purchase of the Common Stock. A Holder of Treasury Units who does not elect, on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, to make an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued on the related Purchase Contract by applying a principal amount of the pledged Treasury Securities as aforesaid.

                  The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

                  The Treasury Unit Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Unit Certificate will be registered and Treasury Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Treasury Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury Unit may be transferred and exchanged only as a Treasury Unit. A Holder of Treasury Units may recreate Corporate Units at any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date by delivering to the Collateral Agent Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, with an aggregate principal amount, in the case of such Notes, or with the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest in the Treasury Portfolio, equal to the aggregate principal amount of the pledged Treasury Securities in exchange for the release of such pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Security for which such pledged Notes or appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, secures the Holder's obligation under the Purchase Contract shall be referred to as a "Corporate Unit". A Holder may make such a substitution at any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date and only in integral multiples of 20 Treasury Units for the same multiple of 20 Corporate Units; provided that if a Tax Event Redemption, Successful Initial Remarketing or Successful Secondary Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such substitution at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date and only in integral multiples of 32,000 Treasury Units for the same multiple of 32,000 Corporate Units.

                  A Holder of a Corporate Unit may create a Treasury Unit any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount of the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such creation of a Treasury Unit may be effected at any time prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date and only in multiples of 20 Corporate Units for the same multiple of 20 Treasury Units; provided if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such Collateral Substitution at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date and only in integral multiples of 32,000 Corporate Units for the same multiple of 32,000 Treasury Units.

                  Notwithstanding the foregoing, a Holder of Corporate Units may not create Treasury Units and a Holder of Treasury Units may not recreate Corporate Units during the period commencing on the fourth Business Day immediately prior to the Initial Remarketing Date (and, upon a Failed Initial Remarketing, prior to the Secondary Remarketing Date) and ending on the fourth Business Day following the Initial Remarketing Date (and, upon a Failed Initial Remarketing, following the Second Remarketing Date).

                  Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Treasury Unit Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Treasury Units Register.

                  The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments, if any, otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments, if any, so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 9% per year (computed on the basis of a 360-day year of twelve 30 day months), compounded quarterly on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the

Purchase Contract Agreement. No Contract Adjustment Payments, if any, may be deferred to a date that is on or after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date.

                  In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

                  In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Treasury Unit Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to the number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Treasury Unit Certificate divided by (y) the Applicable Market Value.

                  In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not, and shall not permit any of its subsidiaries to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any capital stock of the Company other than: (i) purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event; (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of capital stock of the Company) ;
(v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or (vi) mandatory sinking fund payments with respect to any series of preferred stock of the Company; provided that the aggregate stated value of all such series outstanding at the time of such payment does not exceed 5% of the aggregate of (1) the total principal amount of all then outstanding bonds or other securities representing secured indebtedness issued or assumed by the Company and (2) the Company's capital and surplus to be stated on the Company's books of account after giving effect to such payment; provided that any moneys deposited into any sinking fund and not in violation of this clause (vi) may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund without regard to the foregoing restrictions.

                  The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the rights and obligations of Holders to purchase Common Stock shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Treasury Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

                  Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Corporate Unit Certificate, the Holder of this Treasury Unit Certificate shall deliver to the Agent at the Corporate Trust Office an Election to Settle Early form set forth below and any other documents requested by the Agent duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) $50 times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus
(ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

                  Upon Early Settlement of Purchase Contracts by a Holder of the related Securities the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Early Settlement is effected equal to 1.7218 shares of Common Stock per Purchase Contract (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

                  Upon registration of transfer of this Treasury Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Treasury Unit Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  The Holder of this Treasury Unit Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Unit Certificate pursuant to the Pledge Agreement and to all other provisions of the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, Proceeds of the pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the

Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

                  The Holder of this Treasury Unit Certificate, by its acceptance hereof, agrees to treat itself as owner of the Applicable Ownership Interest in the Treasury Securities.

                   Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts then outstanding.

                  The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                  Prior to due presentment of this Certificate for registration of transfer, the Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Treasury Unit Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments on the Treasury Securities, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

                  The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

                  A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                    as tenants in common

UNIF GIFT MIN ACT            __________Custodian______________
                             (cust)                 (minor)
                             Under Uniform Gifts to Minors Act

                             ______________________________________
                                              (State)
TEN ENT -                    as tenants by the entireties
JT TEN                       as joint tenants with right of survivorship and not
                             as tenants in common
Additional abbreviations may also be used though not in the above list.

                      -------------------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Treasury Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
attorney to transfer said Treasury Unit Certificates on the books of The St. Paul Companies, Inc. with full power of substitution in the premises.

Dated:________________________          ________________________________________
                                        Signature

                           NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: ___________________________________
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             SETTLEMENT INSTRUCTIONS

                  The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:________________________          ________________________________________
                                        Signature
                                        Signature Guarantee: ________________
                                        (if assigned to another person)


                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

                                      Name

                                     Address

Social Security or other
Taxpayer Identification
         Number, if any

                                REGISTERED HOLDER

               Please print name and address of Registered Holder:

                                      Name

                                     Address

                            ELECTION TO SETTLE EARLY

                  The undersigned Holder of this Treasury Unit Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Unit Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Treasury Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Unit Certificate representing any Treasury Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer or similar tax payable incident thereto.

Dated:________________________          ________________________________________
                                        Signature


Signature Guarantee:______________________________


(if assigned to another person)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                  Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Treasury Unit Certificates are to be registered in the name of and delivered to and pledged Treasury Securities are to be transferred to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

                                      Name

                                     Address

Social Security or other
Taxpayer Identification
         Number, if any

Please print name and address of Registered Holder:

                                      Name

                                     Address

Transfer Instructions for pledged Treasury Securities Transferable Upon Early Settlement or Termination Event

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                  The following increases or decreases in this Global Certificate have been made:

                  The following increases or decreases in this Global Certificate have been made:

         Amount of decrease        Amount of increase            Stated Amount of this             Signature of authorized signatory
         in Stated Amount of the   in Stated Amount of the       Global Certificate following      of Purchase Contract Agent or
Date     Global Certificate        Global Certificate            such decrease or increase         Securities Custodian Agent

                                    EXHIBIT C

                    INSTRUCTION FROM PURCHASE CONTRACT AGENT

                               TO COLLATERAL AGENT

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602
Attention:  Corporate Trust Department

                  Re:      Equity Units of The St. Paul Companies, Inc. (the
                           "Company")

                  We hereby notify you in accordance with Section 4.1 and 4.2 of the Pledge Agreement, dated as of July 31, 2002, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Corporate Units] [Treasury Units] from time to time, that the holder of the Securities listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities] [$_______ aggregate principal amount of Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] in exchange for an equal Value of [Pledged Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Corporate Units] [Treasury Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date: _______________         ____________________________
                                       By: _________________________________
                                             Name:
                                             Title:
                                             Signature Guarantee: ______________


Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] for the [Pledged Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities]:

___________________________                 ____________________________________
            Name                            Social Security or other Taxpayer
                                            Identification Number, if any

___________________________
           Address

___________________________

___________________________

                                    EXHIBIT D

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

JPMorgan Chase Bank
450 West 33rd Street
15th Floor
New York, New York 10001

Attention:  Institutional Trust Services

                  Re:      Equity Units of The St. Paul Companies, Inc. (the
                           "Company")

                  The undersigned Holder hereby notifies you that it has delivered to, as Collateral Agent, [$_______ aggregate principal amount of Treasury Securities] [$__________ aggregate principal amount of Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] in exchange for an equal Value of [Pledged Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with
Section 4.1 and 4.2 of the Pledge Agreement, dated July 31, 2002 (the "Pledge Agreement"), between you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Dated:
                                                        Signature

                                                        Signature Guarantee:

Please print name and address of Registered Holder:


           Name                                Social Security or other Taxpayer
                                               Identification Number, if any

          Address

                                    EXHIBIT E

                        NOTICE TO SETTLE BY SEPARATE CASH

JPMorgan Chase Bank
450 West 33rd Street
15th Floor
New York, New York 10001

Attention:  Institutional Trust Services

                  Re:      Equity Units of The St. Paul Companies, Inc. (the
                           "Company")

                  The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.5 of the Purchase Contract Agreement dated as of July 31, 2002 among the Company and yourselves, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, (in lawful money of the United States by certified or cashiers check or wire transfer, in each case in immediately available funds), $__________ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contract on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [Corporate Units] [Treasury Units].

Dated:
                                                        Signature

                                                        Signature Guarantee:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Please print name and address of Registered Holder:

          Name                                 Social Security or other Taxpayer
                                               Identification Number, if any

         Address

                                      E-1